UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

PHARMACYCLICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PHARMACYCLICS, INC.
995 East Arques Avenue
Sunnyvale, California 94085

November 14, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of Pharmacyclics, Inc. (the “Company”), which will be held at 1:30 p.m. local time on Thursday, December 15, 2011 at the Company’s offices, 999 E. Arques Avenue, Sunnyvale, CA 94085.  At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	the election of seven (7) directors to serve until the 2012 annual meeting or until their successors are elected and qualified;

2.	the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock from 100,000,000 to 150,000,000;

3.	the amendment of the Company's 2004 Equity Incentive Award Plan (the “2004 Plan”) to increase the maximum number of shares available for issuance under the 2004 Plan by an additional 2,000,000 shares;

4.
the amendment of the Company's Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) to increase the maximum number of shares available for issuance under the Employee Stock Purchase Plan by an additional 500,000 shares;

5.	to consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers;

6.
to consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statements;

7.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012; and

8.	to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement more fully describe the details of the business to be conducted at the Annual Meeting.

After careful consideration, the Company’s Board of Directors has unanimously approved proposals 1, 2, 3, 4, 5 and 7 and recommends that you vote IN FAVOR OF each such proposal and unanimously recommends that you choose the frequency of the advisory vote under proposal 6 to be 1 YEAR.

After reading the Proxy Statement, please sign and promptly return the enclosed proxy card in the accompanying postage-paid return envelope.  If you later decide to attend the Annual Meeting in person and vote by ballot, only your vote at the Annual Meeting will be counted.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ ROBERT W. DUGGAN

Robert W. Duggan
Chairman of the Board and Chief Executive Officer

IMPORTANT

Please sign and promptly return the enclosed proxy card in the accompanying postage-paid return envelope so that your shares may be voted if you are unable to attend the Annual Meeting.

PHARMACYCLICS, INC.
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 14, 2011

TO THE STOCKHOLDERS OF PHARMACYCLICS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Pharmacyclics, Inc., a Delaware corporation (the “Company”), will be held at 1:30 p.m. local time on Thursday, December 15, 2011 at the Company’s offices, 999 East Arques Avenue, Sunnyvale, CA 94085, for the following purposes:

1.	the election of seven (7) directors to serve until the 2012 annual meeting or until their successors are elected and qualified;

2.	the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock from 100,000,000 to 150,000,000;

3.	the amendment of the Company's 2004 Equity Incentive Award Plan (the “2004 Plan”) to increase the maximum number of shares available for issuance under the 2004 Plan by an additional 2,000,000 shares;

4.
the amendment of the Company's Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) to increase the maximum number of shares available for issuance under the Employee Stock Purchase Plan by an additional 500,000 shares;

5.	to consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers;

6.
to consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statements;

7.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012; and

8.	to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on October 26, 2011 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  The stock transfer books of the Company will remain open between the record date and the date of the meeting.  A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices at 995 East Arques Avenue, Sunnyvale, California 94085, for a period of ten (10) days immediately prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting.  However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting.  Then, please sign and promptly return the enclosed proxy card in the accompanying postage-paid return envelope.  Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted.  You may revoke your proxy at any time prior to the Annual Meeting.  If you decide to attend the Annual Meeting, and vote by ballot, only your vote at the Annual Meeting will be counted.  The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

This proxy statement and the accompanying Proxy were first mailed to all stockholders entitled to vote at the Annual Meeting on or about November 14, 2011.

Sincerely,

/s/ RAINER M. ERDTMANN

Rainer M. Erdtmann
Secretary

Sunnyvale, California

November 14, 2011

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

PHARMACYCLICS, INC.
995 East Arques Avenue
Sunnyvale, California 94085
__________________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 15, 2011
__________________

GENERAL INFORMATION FOR STOCKHOLDERS

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors (the “Board”) of Pharmacyclics, Inc., a Delaware corporation (the “Company”), for use at its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:30 p.m. local time on December 15, 2011, at the Company’s offices at 999 East Arques Avenue, Sunnyvale, California 94085 and at any adjournment or postponement thereof.

Record Date and Voting

Stockholders of record at the close of business on October 26, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the close of business on the Record Date, there were 68,573,565 shares of the Company’s Common Stock (the “Common Stock”) outstanding and entitled to vote.  No shares of the Company’s preferred stock are outstanding.  Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date.

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST,” “ABSTAIN,” “1 YEAR,” “2 YEAR,” or “3 YEAR” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum.  Broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are also counted for purposes of determining the presence of a quorum for the transaction of business.  Shares voted “FOR” or “AGAINST” a particular matter presented to stockholders for approval at the Annual Meeting or “1 YEAR,” “2 YEAR” or “3 YEAR” for the frequency of the advisory vote under proposal 6, will be treated as shares entitled to vote (“Votes Cast”) with respect to such matter.  Abstentions also will be counted towards the tabulation of Votes Cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted.  Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the amendment to the 2004 Plan and the amendment to the Employee Stock Purchase Plan).

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, frequency votes and abstentions and broker non-votes.  Stockholders may not cumulate votes in the election of directors.  If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly.  If a Proxy is returned to the Company and no choice is specified, the shares will be voted IN FAVOR OF each of the Company’s nominees for director, IN FAVOR OF the approval of each of proposals 2, 3, 4, 5 and 7 and 1 YEAR for proposal 6, all as described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting the Corporate Secretary, in writing at 995 East Arques Avenue, Sunnyvale, California 94085 or by telephone at (408) 774-0330.  To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by December 1, 2011.

Revocability of Proxies

Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to the meeting by filing with the Secretary of the Company at its principal executive offices at 995 East Arques Avenue, Sunnyvale, California 94085-4521, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors or employees to solicit proxies by telephone, facsimile or other means or in person.  The Company will not compensate such individuals for any such services. In addition, the Company has retained MacKenzie Partners, Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. The fees for these proxy solicitation services are not expected to exceed $10,000, plus reasonable and out-of-pocket expenses.  If you have questions about the Annual Meeting, please call MacKenzie toll-free at (800) 322-2885 or (212) 929-5500 (call collect) or via email: proxy@mackenziepartners.com.

Deadline for Receipt of Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s fiscal 2012 annual meeting of stockholders is the close of business on July 17, 2012.  Proposals of stockholders intended to be presented at the Company’s fiscal 2012 annual meeting of stockholders without inclusion of such proposals in the Company’s proxy statement and form of proxy relating to the meeting must be received by the Company no later than the close of business on September 16, 2012 and no earlier than the close of business on August 17, 2012.

Important Notice Regarding The Availability Of Proxy Materials For The Stockholders Meeting To Be Held On December 15, 2011

Under rules recently adopted by the Securities and Exchange Commission (“SEC”) , we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record.  This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 are available at: http://ir.pharmacyclics.com/annuals.cfm

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE – ELECTION OF DIRECTORS

At the Annual Meeting, a Board of Directors consisting of seven (7) members will be elected to serve until the Company’s next Annual Meeting or until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal.  The independent members of the Board have accepted the recommendation of the Nominating and Corporate Governance Committee and have selected seven (7) nominees, six of whom are current directors of the Company and one new director nominee.  The new director nominee, Eric H. Halvorson, was identified by the current members of the Board.  Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unavailable or will decline to serve.  Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF each of the nominees named below.  The seven (7) candidates receiving the highest number of affirmative votes of all of the Votes Cast at the Annual Meeting will be elected.  If any nominee is unable to or declines to serve as a director, the Proxies may be voted for a substitute nominee designated by the Nominating and Corporate Governance Committee.

Vote Required and Board Recommendation

The seven (7) nominees receiving the highest number of affirmative votes of the shares present in person or represented by Proxy and entitled to vote at the Annual Meeting shall be elected as directors of the Company.

The Board recommends that stockholders vote IN FAVOR OF the election of each of the following nominees to serve as directors of the Company.

Information with Respect to Director Nominees

Set forth below is information regarding the nominees.

Name	Age	Position(s) with the Company	Director Since
Robert W. Duggan	67	Director, Chairman and CEO	2007
Minesh P. Mehta, M.D.	53	Director	2008
David D. Smith, Ph.D.	41	Director	2008
Richard A. van den Broek	45	Director	2009
Robert F. Booth, Ph.D.	57	Director	2010
Roy C. Hardiman	51	Director	2010
Eric H. Halvorson	62	Director Nominee

Business Experience of Directors

Mr. Duggan has been a member of our Board of Directors since September 2007 and has served as Chief Executive Officer since September 2008. Mr. Duggan served as Chairman of the Board of Directors of Computer Motion, Inc., a computerized surgical systems company, from 1990 to 2003 and Chief Executive Officer from 1997.  Computer Motion was acquired by Intuitive Surgical, Inc. in 2003.  Mr. Duggan served on the Intuitive Surgical, Inc. Board from 2003 through March 2011.  Mr. Duggan is the founder of the investment firm Robert W. Duggan & Associates. Mr. Duggan has been a private venture investor for more than 30 years and has participated as a director of, investor in, and advisor to numerous small and large businesses in the medical equipment, computer local and wide area network, PC hardware and software distribution, digital encryption, consumer retail goods and outdoor media communication industries. Mr. Duggan has also assisted in corporate planning, capital formation and management for his various investments. He received the Congressman’s Medal of Merit and in 2000 he was named a Knight of the Legion of Honor by President Jacques Chirac. He is a member of the University of California at Santa Barbara Foundation Board of Trustees.

With over 9 years of combined service as Chief Executive Officer of two innovative health care companies and with a career spanning over 30 years as a venture investor and advisor for a broad range of companies, Mr. Duggan brings extensive expertise in vision, strategic development, planning, finance and management to our board.

Dr. Mehta was elected as a Director of the company in September 2008. Dr. Mehta is an internationally recognized expert in human clinical drug trial strategy, design and execution and has managed national and international trials of all sizes including International Phase 3 trials. He was Professor in the Department of Human Oncology at the University of Wisconsin’s School of Medicine and Public Health from 2002-2010, including being the Program Leader of the Imaging and Radiation Sciences Program of the Paul P. Carbone Comprehensive Cancer Center (UWCCC). Dr. Mehta was Chairman of the Department of Human Oncology from 1997 to 2007. He has been a member of the Board of Directors of the American Society for Therapeutic Radiology and Oncology (ASTRO) since 2006 and Chair of the Radiation Therapy Oncology Group (RTOG) Brain Tumor Committee since 1998. From 1997 to 2001, he served as an ad-hoc member of the FDA’s Technology Assessment Committee and from 2001 to 2005, he served on and eventually Chaired the FDA Radiological Devices Panel. He has more than 400 publications to his credit, especially in the areas of radiation therapy and translational and clinical cancer research. Dr. Mehta obtained his medical degree at the University of Zambia in 1981 and commenced his residency there at the Ndola Central Hospital. He moved to the University of Wisconsin, Madison, in 1984 and completed his residency in radiation oncology in 1988 when he took up an Assistant Professorship in Human Oncology, was promoted to Associate Professor and became the Director of the Radiation Oncology Residency Training Program. After serving as Vice-Chairman and Interim Chairman, Dr. Mehta became Chair of Human Oncology and also a Professor in the Department of Neurological Surgery. Dr. Mehta has authored over 70 clinical protocols. He is currently Professor of Radiation Oncology at Northwestern University, Chicago.

With his vast practical and academic oncology background, experience serving on several Scientific Advisory Boards and the experience gained from developing and managing a multi center radiotherapy academic-community system, Dr. Mehta provides our board with medical and scientific expertise as well as the benefit of his significant knowledge of all aspects of clinical drug trial strategy, design and execution.

Dr. Smith was elected as a Director of the company in October 2008. Dr. Smith is a professor of biostatistics at City of Hope, a cancer research hospital in Los Angeles and holds a B.A. in Mathematics and a Ph.D. in Statistics. After his dissertation on integrating and synthesizing information in clinical and observational studies in oncology, he served as a Biostatistical Reviewer for the Division of Oncology Drug Products, U.S. Food and Drug Administration (FDA) for 3 years. During his tenure at the FDA, he reviewed more than 40 chemotherapy INDs and NDAs. He represented the FDA statistical perspective at five Oncologic Drugs Advisory Committee sessions, including three on the problems of missing data in outcomes research. After leaving the FDA in 2000, he went to City of Hope and the front lines of cancer research. While at City of Hope, he has designed and analyzed over 50 solid tumor and hematology protocols at all levels of development, from pre-clinical and marker discovery studies to Phase II/III trials. Dr. Smith has been a co-investigator on grants from the National Cancer Institute, National Institutes of Health, the American Cancer Society, the Susan G. Komen Breast Cancer Foundation and the Leukemia-Lymphoma Society. Dr. Smith is an author and coauthor of over 40 papers in peer-reviewed biostatistics, oncology, surgery, radiation, and immunology journals.

Dr. Smith provides our board with the benefit of his experience as an FDA reviewer and his continuing professional interactions with the FDA, including preparing correspondence and developing clinical trial methodology alongside FDA statisticians.

Mr. van den Broek joined the Company as a director in December 2009. Since 2004, Mr. van den Broek has been Managing Partner of HSMR Advisors, LLC, an investment fund focused on the biotechnology industry. From 2000 through 2003 he was a Partner at Cooper Hill Partners, LLC, an investment fund focused on the healthcare sector. Prior to that Mr. van den Broek had a ten year career as a biotech analyst, starting at Oppenheimer & Co., then Merrill Lynch, and finally at Hambrecht & Quist. Mr. van den Broek is a Director and member of the Strategy Committee of Strategic Diagnostics, Inc. and is a Director and member of the Remuneration Committee of Pharmaxis, Ltd., which is an Australia listed company. He is a graduate of Harvard University and is a Chartered Financial Analyst.

With his experience as a Partner in investment funds with investments in a wide variety of biotechnology and other healthcare companies and his years as a respected biotechnology analyst, Mr. van den Broek brings deep industry and financial expertise to our board.

Dr. Booth joined the Company as a director in December 2010. Dr. Booth is currently the Chief Executive Officer of Virobay, Inc., a drug discovery and development company.  Dr. Booth was also the Executive Chairman of Virobay, Inc. from 2006 to 2010 and served concurrently as an Operating Partner and Senior Advisor at TPG Biotech, a venture capital company. From 2006 to 2007, Dr. Booth served as the acting Chief Scientific Officer of Galleon Pharmaceuticals, a company which is developing new therapeutics for diseases of the respiratory system. From 2002 to 2006, Dr. Booth was the Chief Scientific Officer at Celera Genomics, where he was responsible for leading all discovery and development activities. The therapeutic areas pursued by Celera included oncology, autoimmunity, respiratory diseases and thrombosis. Dr. Booth was Senior Vice President at Roche Bioscience from 1989 to 2002, and was responsible for research and early development activities in the therapeutic areas of inflammation, autoimmunity, respiratory diseases, transplantation, bone diseases and viral diseases. Dr. Booth was a member of the Global Research Management Team and a member of the Business Development Committee, which oversaw licensing opportunities for Roche. During his time at Roche, Dr. Booth managed R&D organizations in both the US and Europe. The Biology team for which Dr. Booth was responsible in the U.K. discovered and contributed to the development of saquinavir, the first HIV protease inhibitor to be launched. This achievement was recognized by the winning of the Prix Galien for Roche. Dr. Booth is currently Chairman of the Scientific Advisory Board and a Board Observer at Galleon Pharmaceuticals and a member of the Scientific Advisory Board of ShangPharma and Elcelyx Therapeutics. Dr. Booth received his Ph.D. and B.Sc. from the University of London in the field of biochemistry.

With over 25 years of experience in biopharmaceutical companies in Europe and the USA as well as his experience with the venture capital industry, Dr. Booth brings extensive technical and business expertise to our board.

Mr. Hardiman joined the Company as a director in December 2010. Mr. Hardiman spent almost two decades with Genentech, Inc. in roles that included Vice President of Alliance Management in 2009, Vice President, Corporate Law from 2000 to 2009 and Director and Far East Representative, Business Development from 1998 to 2000. In these roles, Mr. Hardiman had accountability for all Genentech alliances, for jointly leading the Partnering Merger Transition Team and the Roche/Genentech Joint Business Committee and for leading all Genentech corporate law matters, including accountability for the legal relationship with Roche. Mr. Hardiman also chaired the Commercial Compliance Committee and the Environmental Sustainability and Compliance Committees at Genentech. Prior to joining Genentech, Mr. Hardiman was an attorney with the law firm, Morrison & Foerster. Mr. Hardiman also serves on the board of Woodlands, Inc., a private company. Mr. Hardiman has degrees in law, biology (biochemistry/molecular biology) and pharmacology.

With his experience in a wide variety of senior roles at Genentech, Mr. Hardiman provides our board with significant legal, transaction and compliance expertise.

Mr. Halvorson is a nominee for director of the Company.  Mr. Halvorson has been Of Counsel to the law firm of Stowell, Zeilenga, Ruth, Vaughn & Treiger, LLP since 2010.  Mr. Halvorson was President and Chief Operating Officer of Salem Communications Corporation from 2007 to 2008.  He was Executive Vice President and Chief Operating Officer of Salem Communications Corporation from 1995 to 2000.  Prior to becoming Chief Operating Officer, he was the company’s Vice President and General Counsel for ten years.  Mr. Halvorson was a member of the Board of Directors of Salem Communications Corporation from 1988 to 2008.  He has been a member of the Board of Directors of Intuitive Surgical, Inc. since 2003.  From 2000-2003, 2005-2007 and 2009-2011, Mr. Halvorson was Executive in Residence at Pepperdine University and Adjunct Professor of Law at Pepperdine Law School.  From 2003-2005, Mr. Halvorson served as President and Chief Executive Officer of The Thomas Kinkade Company.  He was a partner at Godfrey & Kahn, a law firm based in Milwaukee, Wisconsin, from 1976-1985.  Mr. Halvorson holds a B.S. in Accounting from Bob Jones University and a J.D. from Duke University School of Law.

With his substantial business, financial, legal and operational experience developed from working in a broad assortment of fields, Mr. Halvorson’s qualifications are of considerable importance to our board.

There are no family relationships among executive officers or directors of the Company.

Board Meetings, Independence, Committees and Compensation

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  During the fiscal year ended June 30, 2011, the Board held four (4) meetings.  All directors attended at least 75% of the aggregate of all meetings of our Board and of the committees on which they served during the fiscal year ended June 30, 2011.  Current and former committee membership is shown in the table below:

Current Directors:	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert W. Duggan	Chairman
Minesh P. Mehta, M.D.	Member	Member	Member
David D. Smith, Ph.D.	Member	Member	Member	Member
Richard A. van den Broek	Member	Chairman	Chairman	Member
Robert F. Booth, Ph.D.	Member			Member
Roy C. Hardiman	Member			Chairman

Director Not Standing For Reelection:
Gwen A. Fyfe, M.D.	Member

Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Board encourages directors to attend.  Four of the current Board Members attended our annual stockholder meeting in December 2010.

The Board has determined that, other than Mr. Duggan and Dr. Fyfe, all of the members of the Board during the fiscal year ended June 30, 2011, as well as Mr. Halvorson, were “independent” as that term is defined in the Nasdaq Marketplace Rules.  Mr. Duggan is not considered independent because he is an executive officer of the Company and Dr. Fyfe is not considered independent because she received fees in excess of $120,000 from the Company within the last 12 months as payment for consulting services.  The Board considered that Dr. David Smith received, prior to his appointment to the Audit Committee or the Compensation Committee, an option to purchase 1,100 shares of the Company’s common stock, valued as of the grant date at less than $8,000, as compensation for consulting services rendered during fiscal 2010 and determined that he is still “independent” under the Nasdaq Marketplace rules.  The Board has further determined that Richard A. van den Broek, David D. Smith and Minesh Mehta, who are members of the Company’s Audit Committee, satisfy the more restrictive independence requirements for Audit Committee members set forth in United States securities laws.  As required under applicable Nasdaq Marketplace Rules, the Company’s independent directors meet regularly in executive session at which only they are present.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.  The Audit Committee is also charged with the review and approval of all related party transactions involving the Company.  The Audit Committee acts pursuant to a written charter that has been adopted by the Board.   A more complete description of the powers and responsibilities delegated to the Committee is set forth in the Audit Committee charter.  The Board had determined that all of the members of the Audit Committee for the fiscal year ended June 30, 2011 were “independent” as that term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.  The Board has determined that Mr. van den Broek, the Audit Committee Chairman, is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).  The Audit Committee held six (6) meetings during the fiscal year ended June 30, 2011.

Compensation Committee

The Compensation Committee reviews and approves the Company’s general compensation policies, sets compensation levels for the Company’s executive officers and administers the 2004 Plan and the Employee Stock Purchase Plan.  The Compensation Committee has adopted a written charter.  The Board had determined that all of the members of the Compensation Committee for the fiscal year ended June 30, 2011 were “independent” as that term is defined in the Nasdaq Marketplace Rules.  The Compensation Committee held four (4) meetings during the fiscal year ended June 30, 2011.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance (“NCG”) Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership and considers and recommends director nominees for approval by the Board and the stockholders.  The NCG Committee has adopted a written charter.  The NCG Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director.  The NCG Committee also takes a leadership role in shaping the corporate governance of the Company.  The Board had determined that all of the members of the NCG Committee for the fiscal year ended June 30, 2011 were “independent” as that term is defined in the Nasdaq Marketplace Rules.  The Nominating and Corporate Governance Committee held two (2) meetings during the fiscal year ended June 30, 2011.

Board Leadership Structure

Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and the Company, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer.  In making these determinations, the Board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the Board at the time.

At this time, the Board believes that Mr. Duggan, the Company’s Chief Executive Officer, is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  The Board also believes that combining the positions of Chairman of the Board and Chief Executive Officer is the most effective leadership structure for the Company at this time, as the combined position enhances Mr. Duggan’s ability to provide insight and direction on strategic initiatives to both management and the Board, facilitating the type of information flow between management and the Board that is necessary for effective governance.  Although the Board does not have a Lead Independent Director position, the Board believes that each incumbent director’s and director nominee’s knowledge of the Company and industry as a result of his or her years of service on the Board and in the industry, and the fact that, other than Mr. Duggan and Dr. Fyfe, each of the current directors, as well as Mr. Halvorson, is independent, the independent directors are able to provide appropriate independent oversight of management and to hold management accountable for the execution of strategy.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s committees, each of which examines various components of enterprise risk as part of its responsibilities.  Members of each committee report to the full Board as necessary at Board meetings regarding risks discussed by such committee.  In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Director Nomination and Communication with Directors

Criteria for Nomination to the Board

In evaluating director nominees, the NCG Committee considers the following factors:

•	the appropriate size of the Board;

•	the level of technical, scientific, operational, strategic and/or economic knowledge of the Company’s business and industry;

•	experience at the senior executive or board level of a public company;

•	integrity and commitment to the highest ethical standards;

•	whether the candidate possesses complimentary skills and background with respect to other Board members; and

•	the ability to devote a sufficient amount of time to carry out the duties and responsibilities as a director.

In selecting the slate of nominees to be recommended by the NCG Committee to the Board, and in an effort to maintain a proper mix of directors that results in a highly effective governing body, the NCG Committee also considers such factors as the diverse skills and characteristics of all director nominees; the occupational, geographic and age diversity of all director nominees; the particular skills and ability of each nominee to understand financial statements and finance matters generally; the particular skills and experience of each nominee in managing and/or assessing risk; community involvement of each nominee; and, the independence status of each nominee under the Nasdaq Marketplace Rules and applicable law and regulation.

The objective of the NCG Committee is to structure a Board that brings to the Company a variety of skills and perspectives developed through high-quality business and professional experience.  In doing so, the NCG Committee also considers candidates with appropriate non-business backgrounds.  Other than the foregoing, there are no stated minimum criteria for director nominees.  The NCG Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

The NCG Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives.  If any member of the Board does not wish to continue in service, or if the NCG Committee decides not to nominate a member for re-election, the Committee will identify the desired skills and experience of a new nominee as outlined above, providing that the Board determines to fill the vacancy.  To date, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future.

Stockholder Proposals for Nominees and Other Communications

The NCG Committee will consider proposed nominees whose names are submitted to it by stockholders, providing that the stockholder has held Company stock at least one (1) year and holds a minimum of 1% of the Company’s outstanding voting securities.  If a stockholder wishes to suggest a proposed name for consideration, he or she must follow our procedures regarding the submission of stockholder proposals.  Our amended and restated bylaws permit stockholders to nominate directors for election at our annual meeting of stockholders as long as stockholders provide the Company with proper notice of such nomination.  Any notice of director nomination must meet all of the requirements contained in our bylaws and include other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the nominee’s consent to serve as a director.  Stockholders may send recommendations for director nominees or other communications to the Board or any individual director c/o Secretary, Pharmacyclics, Inc., 995 East Arques Avenue, Sunnyvale, California, 94085.  All communications received are reported to the Board or the individual directors, as appropriate.  For any stockholder to make a director nomination at the Company’s 2012 annual meeting, the stockholder must follow the procedures which are described above under “Deadline for Receipt of Stockholder Proposals.”

Code of Ethics and Committee Charters

The Board has also adopted a formal code of conduct that applies to all of our employees, officers and directors.  The latest copy of our Code of Business Conduct and Ethics, as well as the Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board are available in the “Investors & Media Corporate Governance” section of our website at www.pharmacyclics.com.  Any person may obtain a copy of the Code of Business Conduct and Ethics, without charge, by writing to Pharmacyclics, Inc., 995 East Arques Avenue, Sunnyvale, California 94085, Attn: Secretary.

PROPOSAL TWO – APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation in the form attached hereto as Annex A, to increase the Company's authorized number of shares of Common Stock from one hundred million (100,000,000) shares to one hundred fifty million (150,000,000) shares.

General Effect of the Amendment

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding Common Stock of the Company.  The issuance of the additional shares of Common Stock pursuant to the proposed amendment, however, will have a dilutive effect on the earnings per share of the Company and the voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Reasons for the Amendment

In addition to the 68,572,152 shares of Common Stock outstanding on October 14, 2011, the Company had outstanding options for the purchase of 6,971,086 shares of Common Stock, 2,944,962 shares available for grant under the 2004 Plan and 136,530 shares available for future purchase under the Employee Stock Purchase Plan. On October 25, 2011, the Board approved an amendment to the 2004 Plan that will increase the maximum number of shares available for issuance under the 2004 Plan by an additional 2,000,000 shares and on October 25, 2011, the Board approved an amendment to the Employee Stock Purchase Plan that will increase the maximum number of shares available for issuance under the Employee Stock Purchase Plan by an additional 500,000 shares.

The Board of Directors has evaluated the Company's financial needs and has determined that to have the flexibility necessary to use the Company's capital stock for future attractive business and financial purposes, the number of authorized shares of Common Stock should be increased to 150,000,000 shares. Upon stockholder approval of this proposed amendment, the additional shares might be used, without any further stockholder approval, for various purposes, including, without limitation, stock splits, stock dividends, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. To this end, the Company periodically enters into negotiations regarding potential strategic relationships and/or acquisitions of businesses or products. The Company currently has no specific plans with respect to the issuance of the additional authorized shares of Common Stock.

Potential Anti-Takeover Effect

The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this Proposal Two could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock from 100,000,000 to 150,000,000.

PROPOSAL THREE – AMENDMENT TO THE
PHARMACYCLICS 2004 EQUITY INCENTIVE AWARD PLAN

Stockholders are requested in this Proposal Three to approve an amendment to our 2004 Plan that will increase the maximum number of shares available for issuance under the 2004 Plan by an additional 2,000,000 shares.

The amendment was adopted by the Board on October 25, 2011.  The Board believes that the increase in the share reserve is necessary in order to enable the Company to continue to attract and retain the highest caliber of employees, to link incentive rewards to Company performance, to encourage employee ownership in the Company and to align the interests of employees and directors with those of stockholders.  In addition, on October 25, 2011, the Board also approved a number of other changes to the 2004 Plan to take effect following the Annual Meeting.  The additional changes relate primarily to two issues: (i) the first area of changes relate to Internal Revenue Code Section 409A because many of the awards under the 2004 Plan could be regarded as a form of deferred compensation, and Internal Revenue Code Section 409A provides strict rules regarding the timing of the receipt of deferred compensation and imposes substantial penalties on the award recipient if Internal Revenue Code Section 409A is not satisfied, and (ii) the second area of changes relate to a clawback provision of awards granted to executive officers in certain circumstances as proscribed in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or Dodd-Frank Act, if subsequent to the date of grant the Company is required to restate prior period financial statements and any incentive-based compensation was paid out based on such erroneous financial information.  As a result of such changes, the Company is attaching as Annex B hereto, a copy of the Amended and Restated 2004 Plan, inclusive of such changes and the increase in shares authorized under the 2004 Plan.

The Company has reserved an aggregate of 9,100,000 shares of our Common Stock for issuance under the 2004 Plan.  All such shares were approved by our stockholders.  As of September 30, 2011, there were 6,833,037 shares to be issued upon exercise of outstanding options with 3,116,419 shares remaining for grant under the 2004 Plan.  The weighted average exercise price of all outstanding options is $5.10 and the weighted average remaining term of all options is 7.58 years.  On October 14, 2011, the closing selling price per share of Common Stock on NASDAQ was $13.05 per share.

There have been no stock option grants to our Chief Executive Officer, Robert W. Duggan.  For information regarding stock option grants to our named executive officers for the fiscal year ended June 30, 2011, see the section entitled “Executive Compensation.”

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment of the 2004 Plan.  Abstentions will be counted towards the tabulation of Votes Cast and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purposes in determining whether this matter has been approved.

The Board of Directors recommends that the stockholders vote IN FAVOR OF adoption of the amendment of the 2004 Plan.

A summary of the key features, other than the amendments described above, of the 2004 Plan, as amended through October 25, 2011, is outlined below.  This summary is not a complete description of all the provisions of the 2004 Plan and is therefore qualified by reference to the 2004 Plan.  Any stockholder of the Company who wishes to obtain a copy of the actual 2004 Plan may do so upon written request to the Secretary of the Company at the Company’s principal offices in Sunnyvale, California.

Purpose

The 2004 Plan allows the Company to provide employees, consultants and members of the Company’s Board who are selected to receive awards under the 2004 Plan the opportunity to acquire an equity interest in the Company.  The Board believes that equity incentives are a significant factor in attracting and motivating eligible persons whose present and potential contributions are important to the Company.

Key Provisions

The following is a summary of the key provisions of the 2004 Plan:

Plan Termination Date:	September 17, 2014

Eligible Participants:	Employees, directors and consultants of the Company (except that only employees are eligible for Incentive Stock Options)

Shares Authorized:	2,000,000 plus any shares previously authorized and available for issuance under the 2004 Plan.

Restricted Stock/Full Value Award Limit:	The reserved shares shall be reduced by 1.38 shares for every restricted stock, performance share, restricted stock unit, deferred stock, or other full value award

Award Types:	(1) Incentive stock options
(2) Nonstatutory stock options
(3) Restricted Stock
(4) Stock Appreciation Rights
(5) Performance Shares
(6) Deferred Stock

(7) Restricted Stock Units
(8) Dividend Equivalents
(9) Performance Stock Units
(10) Stock Payment Awards
(11) Performance Bonus Awards
(12) Performance-Based Awards
(13) Other Stock-Based Awards

Grant Limits Per Person Per Year:	Stock Options/SARs: 1,000,000

Vesting:	Determined by Compensation Committee

Not Permitted:	Repricing of stock options without stockholder approval

Incentive Stock Option Limit:	No more than 5,000,000 shares may be issued pursuant to incentive stock options

Eligibility

Company employees are eligible to receive all types of awards approved under the 2004 Plan.  Directors and consultants of the Company are eligible to receive all types of approved awards except for incentive stock options.  The Compensation Committee or its delegate will determine which employees and consultants will receive awards under the 2004 Plan.  As of September 30, 2011, approximately 93 employees, including seven executive officers, were eligible to participate in the 2004 Plan.

Awards

Awards under the 2004 Plan may be designed to constitute “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or discretionary.  Specifically, at the Compensation Committee’s discretion, it may condition the grant or vesting of awards on the attainment of individual or company-wide performance goals.  In doing so, the Compensation Committee may select performance factors based on measures, including the criteria noted below, for purposes of determining whether performance goals relating to awards have been satisfied:

•	revenue;

•	achievements of specified milestones in the discovery and development of one or more of the Company’s products;

•	achievement of specified milestones in the commercialization of one or more of the Company’s products;

•	expense targets;

•	personal management objectives;

•	share price (including, but not limited to, growth measures and total stockholder returns);

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	net losses;

•	operating earnings;

•	operating cash flow;

•	return on net assets;

•	return on stockholders’ equity;

•	return on assets;

•	return on capital;

•	gross or net profit margin;

•	earnings per share; and

•	market share.

The above criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Non-Employee Director Stock Options

Under the 2004 Plan, our non-employee Directors will receive annual, automatic, non-discretionary grants of nonqualified stock options.

Each new non-employee Director will receive an option to purchase 15,000 shares as of the date he or she first becomes a non-employee Director.  This option grant vests in equal annual installments over five (5) years.  In addition, on the date of each annual meeting, each individual re-elected as a non-employee Director will receive an automatic option grant to purchase an additional 7,500 shares of our Common Stock, provided such individual has served as a director for at least six (6) months prior to the grant.  This option grant vests in equal monthly installments over twelve (12) months following the date of grant.  Upon a non-employee Director’s termination of membership on the Board due to death or disability, his or her options shall immediately vest in full and the Company’s repurchase right shall lapse in its entirety.

The exercise price of each option granted to a non-employee Director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option.  Options will have a maximum term of ten (10) years measured from the grant date, subject to termination in the event of the optionee’s cessation of Board service.  The 2004 Plan provides that the optionee will have a thirty-six (36) month period following a cessation of Board service in which to exercise any outstanding vested options.  Each option will be immediately exercisable for any or all of the option shares.  However, any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee’s cessation of Board service prior to vesting in those shares.

Adjustment Provisions

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of the Company’s Common Stock or similar event affecting the Common Stock, the Compensation Committee shall adjust the number and kind of shares granted under the 2004 Plan, as well as the number and kind of shares subject to outstanding awards and the grant or exercise price of outstanding awards.

Change in Control

In the event of a “change in control” of the Company, each outstanding award under the 2004 Plan shall automatically be vested with respect to fifty percent (50%) of the unvested shares of Common Stock.  To the extent the remaining fifty percent (50%) of unvested awards are not assumed or replaced by the successor corporation, they will also be accelerated.  However, if the successor corporation assumes or provides a replacement award, then the remaining fifty percent (50%) of unvested awards will not automatically vest; provided that if the participant is terminated for reasons other than “misconduct” during the twelve (12) month period following the change in control, then the remaining fifty percent (50%) of such participant’s award will immediately vest and become exercisable.  The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Stock Options

The exercise price of all stock options granted under the 2004 Plan may not be less than the fair market value of the Company’s Common Stock on the date of grant and no stock option will be exercisable more than ten (10) years after the date it is granted.  The Compensation Committee will determine at the time of grant when each stock option becomes exercisable.  Payment of the exercise price of a stock option may be in cash, Common Stock owned by the participant or by a combination of cash and Common Stock.  The Company may require, prior to issuing Common Stock under the 2004 Plan, that the participant remit an amount in cash or Common Stock sufficient to satisfy tax withholding requirements.

Restricted Stock and Other Full Value Awards

Except with respect to a maximum of 5% of the shares authorized for issuance, any awards of restricted stock, restricted stock units, deferred stock, dividend equivalent rights or other stock-based awards that vest on the basis of a participant’s continuous active service with the Company will not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period and any awards of restricted stock, deferred stock, restricted stock units or performance share awards that provide for vesting upon the attainment of performance goals shall provide for a minimum vesting period of at least twelve (12) months.

Restrictions on Transfer

An optionee may only transfer an incentive stock option by will or by the laws of descent and distribution.  During the lifetime of the optionee, only the optionee may exercise an incentive stock option.  Nonstatutory stock options are transferable only to the extent provided in the individual option agreement.  An optionee may designate a beneficiary who may exercise the option following the optionee’s death.  Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.  Rights under a restricted stock or restricted stock unit agreement will be transferred only if expressly authorized by the terms of the applicable purchase agreement.

Termination of Employment

Upon termination of a participant’s employment, a participant has a limited period of time in which to exercise outstanding stock options for any shares in which the participant is vested at that time.  This period will be specified by the Compensation Committee, need not be uniform among all options issued under the 2004 Plan, and may reflect distinctions based on the reasons for termination of employment.  All outstanding awards will be forfeited to the Company to the extent they are not vested when the participant terminated employment.

Administration

Under Section 162(m) of the Internal Revenue Code (the “Code”), grants may be made only by a committee comprised solely of two (2) or more directors eligible to serve as a committee making awards qualified as performance-based compensation.  The Compensation Committee will select the employees of the Company who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants.  The Compensation Committee may interpret the 2004 Plan and establish, amend and rescind any rules relating to the 2004 Plan.  The Compensation Committee may delegate all or part of its responsibilities to anyone it selects.

No Repricing of Options

The 2004 Plan does not permit the Board, without stockholder approval, to amend the terms of any outstanding award under the 2004 Plan to reduce its exercise price or cancel and replace any outstanding award with grants having a lower exercise price.

New Plan Benefits

Under the 2004 Plan, the Company’s Named Executive Officers have received the following option grants: Robert W. Duggan, Chairman and Chief Executive Officer has not received any option grants, Rainer M. Erdtmann, Vice President, Finance and Administration, has received options to purchase 383,000 shares since February 2009, Eric E. Hedrick, M.D., Vice President, Oncology Development, has received options to purchase 290,000 shares since June 2010, David J. Loury, Ph.D., Chief Scientific Officer has received options to purchase 730,000 shares since May 2006, Mahkam Zanganeh, D.D.S., MBA, Chief of Staff & Vice President, Business Development, has received options to purchase 525,000 shares since September 2008, and Ahmed Hamdy, M.D., Former Chief Medical Officer, has received options to purchase 360,000 shares since March 2009.  All of the Company’s executive officers as a group have received options to purchase an aggregate of 3,524,934 shares under the 2004 Plan.  Total grants under the 2004 Plan, excluding the above grants to the Company’s executive officers, were 9,906,814 through October 14, 2011.

The Company’s non-employee directors as a group are eligible to receive grants under the 2004 Plan, as described under “Director Compensation.”  Under the 2004 Plan, the director nominees standing for election at the Annual Meeting have received the following option grants: Richard A. van den Broek has received options to purchase 70,211 shares; Minesh P. Mehta, M.D. has received options to purchase 45,533 shares; David D. Smith, Ph.D. has received options to purchase 159,903 shares; Robert F. Booth, Ph.D. has received options to purchase 37,858 shares, Roy C. Hardiman has received options to purchase 37,858 shares and Eric H. Halvorson has not received any options to purchase shares. Gwen A. Fyfe, M.D, a current director not standing for reelection, has received options to purchase 38,521 shares in connection with her Board services and 330,000 shares in connection with her consulting services.  Under the 2004 Plan, the current non-employee directors as a group have received options to purchase an aggregate of 719,884 shares.

All other future grants under the 2004 Plan are within the discretion of the Board of Directors or the Compensation Committee and the benefits of such grants are, therefore, not determinable.

Duration, Amendment and Termination

Without stockholder approval or ratification, the Board may suspend or terminate the 2004 Plan at any time or from time to time.  The 2004 Plan will terminate on September 17, 2014, unless terminated sooner.  The Board may also amend the 2004 Plan at any time or from time to time.  However, no amendment will be effective unless approved by the stockholders of the Company if such amendment (i) increases the number of shares of Common Stock reserved for issuance under the 2004 Plan, (ii) permits the Committee to grant options with an exercise price less than Fair Market Value on the date of grant, (iii) expands the class of eligible participants under the 2004 Plan, (iv) materially increases the benefits available under the 2004 Plan, (v) is an amendment for which stockholder approval is necessary in order for the 2004 Plan to satisfy Section 422 of the Code, Rule 16b-3 of the Exchange Act, or any applicable Nasdaq Stock Market or securities exchange listing requirements, (vi) changes the granting corporation, or (vii) changes the type of stock. The Board may submit any other amendment to the 2004 Plan for stockholder approval, including but not limited to amendments intended to satisfy the requirements of Section 162(m) of the Code regarding excluding performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The following is a general summary under current law of the material federal income tax consequences to us and participants in the 2004 Plan with respect to the grant and exercise of awards under the 2004 Plan.  The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances.  This summarized tax information is not tax advice.  We advise all participants to consult their own tax advisor as to the specific tax consequences of participating in the 2004 Plan.

Incentive Stock Options.  Incentive stock options under the 2004 Plan are intended to be eligible for the favorable tax treatment accorded “incentive stock options” under the Code.  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option.  However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be treated for tax purposes as long-term capital gain or loss.

Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the optionee’s actual gain, if any, on the purchase and sale.  The optionee’s additional gain (or any loss) upon the disqualifying disposition will be a capital gain (or loss), which will be long-term or short-term depending on whether the stock was held for more than one (1) year.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled  to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Awards, Restricted Stock Units, and Deferred Stock.  Nonstatutory stock options, restricted stock awards, restricted stock units and deferred stock granted under the 2004 Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or the Company by reason of the grant of a nonstatutory stock option.  Upon exercise of the option, the participant ordinarily will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the exercise date over the exercise price.  If the stock received pursuant to the exercise is subject to further vesting requirements, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects under Section 83(b) of the Code to be taxed on receipt of the stock.

There are no tax consequences to the participant or the Company by reason of the grant of restricted stock, restricted stock units or deferred stock awards.  The participant ordinarily will  recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value over the purchase price, if any, when such award vests.  Under certain circumstances, the participant may be permitted to elect under Section 83(b) of the Code to be taxed on the grant date.

With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock (if any) plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock.  Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year.

Stock Appreciation Rights.  No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise.  The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Performance Shares and Performance Stock Units.  A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.  When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments and other Stock-Based Awards.  A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

PROPOSAL FOUR - AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

Stockholders are requested in this Proposal Four to approve the amendment to the Employee Stock Purchase Plan to increase the maximum number of shares available for issuance under the Employee Stock Purchase Plan by an additional 500,000 shares.

The Amendment to the Employee Stock Purchase Plan was adopted by the Board on October 25, 2011. Amendments described below will be effective with the commencement of the next offering period. The Board believes that the above amendments are necessary in order to enable the Company to continue a program of stock ownership for the Company's employees and to provide them with a meaningful opportunity to acquire an equity interest in the Company and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.  In addition, on October 25, 2011, the Board also approved a number of other changes, primarily as follows:

i.
to provide that if a Participant receives a hardship distribution from the Corporation’s qualified cash or deferred arrangement, such Participant shall be unable to resume participation in the Employee Stock Purchase Plan for the later of six months following the hardship distribution or the terms of the qualified cash or deferred arrangement;

ii.	to provide that the accrual limitation of $25,000 worth of Common Stock per year is an annual limitation with no carry-forward from prior years; and

iii.
to provide that the Employee Stock Purchase Plan may not be further amended without stockholder approval for amendments with respect to changing the granting corporation or the stock available for purchase.

As a result of such changes, the Company is attaching as Annex C hereto, a copy of the Amended and Restated Employee Stock Purchase Plan, inclusive of such changes and the increase in shares authorized under the Employee Stock Purchase Plan.

Prior to the amendment to the Employee Stock Purchase Plan, we reserved an aggregate of 1,000,000 shares of our Common Stock for issuance under the Employee Stock Purchase Plan and all such shares were approved by our stockholders. As of October 14, 2011, a total of 863,470 shares had been issued under the Employee Stock Purchase Plan and 136,530 shares were available for future issuance (not including the 500,000 share increase).

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval of the amendment to the Employee Stock Purchase Plan. Abstentions will be counted towards the tabulation of Votes Cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purposes in determining whether this matter has been approved.

The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment to the Employee Stock Purchase Plan.

A summary of the key features, other than the amendments described above, of the Employee Stock Purchase Plan, as amended through October 25, 2011, is outlined below. This summary is not a complete description of all the provisions of the Employee Stock Purchase Plan and is therefore qualified by reference to the Employee Stock Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual Employee Stock Purchase Plan document may do so upon written request to the Secretary of the Company at the Company's principal offices in Sunnyvale, California.

Purpose

The Employee Stock Purchase Plan allows the Company to provide employees with the opportunity to acquire an equity interest in the Company. The Board believes that equity incentives are a significant factor in attracting and motivating eligible persons whose present and potential contributions are important to the Company.

The rights to purchase common stock granted under the Employee Stock Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423 (b) of the Internal Revenue Code.

Administration

The Employee Stock Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Employee Stock Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

Offering Periods and Purchase Periods

The Employee Stock Purchase Plan is comprised of a series of successive offering periods, each with a maximum duration (not to exceed twenty-four (24) months) designated by the Plan Administrator prior to the start date. The current offering period began on November 2, 2009  and will end on October 31, 2011, and the next offering period is scheduled to commence on the first business day of November 2011 (the “next offering period”). On and after the first day of the next offering period, if the fair market value of a share of our Common Stock (except the final scheduled purchase date of the offering period) is lower than the fair market value of a share of our Common Stock on the first day of the offering period in which the purchase date occurs, then the offering period in progress will end immediately following the close of trading on such purchase date and a new offering period will begin on the next subsequent business day of May or November, as applicable.

Shares will be purchased during the offering period at successive semi-annual intervals. Each such interval will constitute a purchase period. Purchase periods under the Employee Stock Purchase Plan will begin on the first business day in May and November each year and end on the last business day in the immediately succeeding October and April, respectively, each year. The current purchase period began on May 2, 2011 and will end on October 31, 2011.

Eligibility

Any individual who customarily works more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will become eligible to participate in an offering period on the start date of any purchase period (within that offering period). The date such individual enters the offering period will be designated his or her entry date for purposes of that offering period.

Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, that elect, with the approval of the Plan Administrator, to extend the benefits of the Employee Stock Purchase Plan to their eligible employees.

As of September 30, 2011 approximately 93 employees, including seven executive officers, were eligible to participate in the Employee Stock Purchase Plan.

Purchase Provisions

Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her entry date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which he or she remains an eligible employee.

Each participant may authorize period payroll deductions in any multiple of 1% of his or her total cash earnings per pay period, up to a maximum of ten percent (10%); provided, however, that on and after the first day of the next offering period, such maximum payroll deduction shall be increased to twenty percent (20%).

On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase period.

Purchase Price

The purchase price per share at which Common Stock will be purchased by the participant on each purchase date within the offering period will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into that offering period or (ii) the fair market value per share of Common Stock on the purchase date.

Valuation

The fair market value per share of Common Stock on any relevant date will be deemed equal to the closing selling price per share on such date on the NASDAQ Stock Market LLC. On October 14, 2011, the closing selling price per share of Common Stock on NASDAQ was $13.05 per share.

Special Limitations

The Employee Stock Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

(i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company of any of its affiliates.

(ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

(iii) The maximum number of shares of our Common Stock purchasable per participant on any purchase date may not exceed 10,000 shares.

Reduction of Payroll Deductions

The participant may at any time during a participation period reduce his or her rate of payroll deduction to become effective as soon as possible after filing the requisite forms with the plan administrator. Prior to the first day of the next offering period, the participant may not effect more than one reduction per participation period. On and after the first day of the next offering period, the participant may reduce his or her rate of payroll deduction without limitation as to the maximum number of reductions allowed.

Termination of Purchase Rights

The purchase right will immediately terminate upon the participant's loss of eligible employee status or upon his or her affirmative withdrawal from the offering period. Upon a loss of eligible employee status, the payroll deductions collected for the purpose period in which the purchase right terminates will be immediately refunded. Upon an eligible employee's affirmative withdrawal from the offering period, the payroll deductions collected for the purchase period in which the purchase right terminates may, at the participant's election, be immediately refunded or applied to the purchase of Common Stock at the end of that purchase period.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased by the participant. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase right will be assignable or transferable other than in connection with the participant's death, pursuant to a divorce or a domestic relations order or as otherwise required by law and will be exercisable only by the participant during his or her lifetime.

Effect of Acquisition of the Company

Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into that offering period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition.

Amendment and Termination of the Employee Stock Purchase Plan

The Employee Stock Purchase Plan will terminate upon the earliest to occur of (i) the date on which all available shares are issued or (ii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

The Board of Directors may at any time alter, suspend or discontinue the Employee Stock Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) materially increase the number of shares issuable under the Employee Stock Purchase Plan or the number purchasable per participant on any one purchase date, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Employee Stock Purchase Plan.

New Plan Benefits

The amounts of future stock purchases under the Employee Stock Purchase Plan are not determinable because, under the terms of the Employee Stock Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of our common stock.  The following table shows the participation in the Purchase Plan by our named executive officers:

Name	Number of shares purchased through October 14, 2011	Currently participating in the Purchase Plan?
Robert W. Duggan	-	No

Mahkam Zanganeh, D.D.S., MBA	3,168	No
David J. Loury, Ph.D.	25,980	Yes
Rainer M. Erdtmann	22,246	Yes
Eric E. Hedrick, M.D.	2,814	Yes

Ahmed Hamdy, M.D.	11,966	No

Federal Tax Consequences

Rights granted under the Employee Stock Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423 of the Internal Revenue Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two years after the participant's entry date into the offering period in which such shares of stock were acquired and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) 15% of the fair market value of the stock as of the participant's entry date into that offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as a capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Employee Stock Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

The foregoing is only a brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the issuance and exercise of options under the Employee Stock Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

PROPOSAL FIVE - ADVISORY RESOLUTION
REGARDING EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Act and Section 14A of the Exchange Act enables stockholders to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive and Director Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation is designed to (i) pay our executive officers for performance and (ii) provide a compensation package competitive with the compensation paid to employees with similar responsibilities and experience at companies of comparable size, capitalization, and complexity in the biotechnology and pharmaceutical industries in the United States, in order to ensure the Company’s continued ability to hire and retain superior employees in key positions, while balancing an amount and structure that is efficient and affordable for the Company.  Please read the “Compensation Discussion and Analysis” for additional details about the Company’s executive compensation programs, including information about the fiscal year 2011 compensation of the named executive officers.

We are asking stockholders to indicate their support for the compensation of the executive officers named in the “Summary Compensation Table” included in this Proxy Statement (referred to as the “Named Executive Officers”).  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation.  Accordingly, we will ask stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the June 30, 2011 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors.  The Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL SIX - ADVISORY VOTE ON THE
FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enables stockholders to indicate how frequently we should seek an advisory vote on the compensation of the Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as relates to Proposal Five included elsewhere in this Proxy Statement.  By voting on this Proposal, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year, or annually, is the most appropriate alternative for the Company, and therefore the Board of Directors recommends that you vote for an annual interval for the advisory vote on executive compensation.  We believe that an annual vote allows for input from stockholders on the most frequent basis.  As such, an annual vote would likely foster more robust dialogue between the Board of Directors and our stockholders. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal.  The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A VOTE EVERY ONE YEAR ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL SEVEN - RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.  PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1993.  A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by law or the Company’s bylaws or otherwise.  However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.  In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider its selection.  Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2011 and 2010:

	Fiscal 2011	Fiscal 2010
Audit fees	$368,300	$332,800
Audit-related fees	-	-
Tax fees	39,800	40,800
All other fees	-	-
Total	$408,100	$373,600

In the above table, “audit fees” for professional services for the audit of the Company’s financial statements included in its Annual Report on Form 10-K for the years ended June 30, 2011 and 2010, and review of financial statements included in its quarterly reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings.  “Tax fees” are fees for tax compliance, tax advice and tax planning.  All fees described above were approved by the Audit Committee, pursuant to the pre-approved policy described below.

Pre-Approval Policy and Procedures

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. The Audit Committee may elect to delegate pre-approval authority to one or more designated Committee members in accordance with its charter. The Audit Committee has delegated to Mr. van den Broek, as Chairman, the ability to pre-approve certain audit and non-audit services. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee has considered whether the provision of the services noted above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

The Board recommends that the stockholders vote IN FAVOR OF the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of October 14, 2011, by: (i) each stockholder who, based on publicly available records, is known by the Company to own beneficially more than five percent (5%) of the Company’s Common Stock; (ii) each current director and director nominee; (iii) each executive officer named in the “Summary Compensation Table” below (the “Named Executive Officers”); and (iv) all current directors and executive officers of the Company as a group. The address for each director and executive officer listed in the table below is c/o: Pharmacyclics, Inc., 995 East Arques Avenue, Sunnyvale, California 94085.

	Beneficial Ownership (1)
Name	Outstanding Shares of Common Stock	Shares Issuable Pursuant to Options Vested and Exercisable Within 60 Days of October 14, 2011	Percent of Total Shares Outstanding

Felix J. Baker and Julian C. Baker (2)	7,201,016	-	10.5%
667 Madison Avenue
New York, NY 10065
Samuel D. Isaly (3)	5,313,500	-	7.7%
767 Third Avenue, 30th Floor
New York, NY 10017
PRIMECAP Management Company(4)	4,011,958	-	5.9%
225 South Lake Ave., #400
Pasadena, CA 91101
Robert W. Duggan (5)	14,016,492	-	20.4%
Robert F. Booth, Ph.D.	-	13,858	*
Gwen A. Fyfe, M.D.(6)	-	139,521	*
Roy C. Hardiman	-	13,858	*
Minesh P. Mehta, M.D.	-	41,533	*
David D. Smith, Ph.D.	2,000	155,903	*
Richard A. van den Broek	138,730	46,211	*
Eric H. Halvorson	-	-	-
Rainer M. Erdtmann	22,246	222,063	*
Eric E. Hedrick, M.D.	2,814	99,792	*
David J. Loury, Ph.D.	25,980	478,749	*
Mahkam Zanganeh, D.D.S., MBA	303,344	170,603	*
Ahmed Hamdy, M.D	11,966	-	*

All current executive officers, directors and director nominees as a group (15 persons)	14,534,685	2,012,961	23.4%
______________

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options which are vested and exercisable within sixty (60) days of the October 14, 2011 date of this table. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, all persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such holders. The percentages of beneficial ownership are based on 68,572,152 shares of Common Stock outstanding as of October 14, 2011, adjusted as required by rules promulgated by the Commission. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within sixty (60) days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Derived from the Forms 4 filed October 4, 2011.  The shares are held by 14159 Capital (GP), LLC, which beneficially owns 152,654 shares, Baker Brothers Life Sciences Capital (GP), LLC, which beneficially owns 6,895,680 shares, and Baker Biotech Capital (GP), LLC, which beneficially owns 152,682 shares, for which Felix J. Baker and Julian C. Baker are controlling members.  Felix J. Baker and Julian C. Baker may each be deemed to be beneficial owners of the shares and may be deemed to have shared voting and dispositive power with respect to the shares.

(3)
Derived from a Form 13G/A filed February 11, 2011.  The shares are held by OrbiMed Advisors LLC, which beneficially owns 1,528,500 shares, and OrbiMed Capital LLC, which beneficially owns 3,785,000 shares, for which Samuel D. Isaly is the Managing Member.  Mr. Isaly may be deemed to have shared voting and dispositive power with respect to the shares.

(4)	Derived from a Form 13F-HR filed on August 12, 2011.

(5)	Derived from a Form 4 filed June 24, 2011. Mr. Duggan disclaims beneficial ownership of 524,114 shares held in managed accounts, except to the extent of his pecuniary interest in those shares.

(6)	Dr. Fyfe is not standing for reelection.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and Section 16 officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that, during the period from July 1, 2010 to June 30, 2011, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements, with the exception of the following late filings: Robert W. Duggan was late filing one Form 4 relating to a transaction that occurred on June 21, 2011.

EXECUTIVE OFFICERS

Executive officers of the company, and their ages, are as follows:

Name	Age	Position
Robert W. Duggan	67	Chairman, Chief Executive Officer and Director
Mahkam Zanganeh, D.D.S., MBA	41	Chief of Staff & Vice President, Business Development
David J. Loury, Ph.D.	55	Chief Scientific Officer
Rainer M. Erdtmann	48	Vice President, Finance and Administration and Secretary
Joseph J. Buggy, Ph.D.	44	Vice President, Research
Eric E. Hedrick, M.D.	46	Vice President, Oncology Development
Gregory W. Hemmi, Ph.D.	46	Vice President, Chemical Operations
Mark A. Asbury	48	Vice President and General Counsel

See section entitled “Business Experience of Directors” above, for a brief description of the business experience and educational background of Mr. Duggan.

Dr. Zanganeh has served as Chief of Staff and Vice President, Business Development since December 2010 and as Vice President, Business Development since August 2008.  From September 2003 to August 2008, Dr. Zanganeh served as Vice President of Business Development for Robert W. Duggan & Associates. While working with Mr. Duggan, she accepted a position as Director General (2007-2008) for the French government initiative biocluster project in France. Prior to joining Robert W. Duggan & Associates, Dr. Zanganeh was worldwide Vice President of Training & Education (2002-2003) and President Director General for Europe, Middle east and Africa (1998 - 2002) for Computer Motion Inc., the world initiator of medical robotics. Dr. Zanganeh received a DDS degree from Louis Pasteur University in Strasbourg, France and MBA from Schiller International University in France. She is fluent in French, German, Persian & English.

Dr. Loury has served as Vice President, Preclinical Sciences since May 2006 and as Chief Scientific Officer since February 2010.  From April 2003 to May 2006, Dr. Loury served as Senior Director, Toxicology with Celera Genomics, a biotechnology company.  From June 2001 to April 2003, he was employed by Essential Therapeutics, Inc., a pharmaceutical company, as Director, Pharmacology and Toxicology.  From 1996 to 2001, Dr. Loury was employed by IntraBiotics Pharmaceuticals, Inc., most recently as Senior Director, Preclinical Development.  From 1986 to 1996 he worked in a variety of toxicology positions with Syntex/Roche Bioscience.  Dr. Loury received a Ph.D. in Pharmacology and Toxicology and a B.S. in Bio-Environmental Toxicology from the University of California, Davis.

Mr. Erdtmann has served as Vice President, Finance and Administration and Corporate Secretary since February 2009.  Since 2002, he served as a managing director of Oxygen Investments, LLC, a manager of equity and real estate funds that he co-founded in December 2002. Since 1992, Mr. Erdtmann has served as managing director of United Properties Immobilien & Anlagen GmbH, a German based real estate development company, where he was originally responsible for building up the organization and overseeing its finance division. From 1998 to 2001, as well as in 2007 and 2008, Mr. Erdtmann worked with Robert W. Duggan & Associates, a private money management company, of which Robert W. Duggan, the Company’s Chairman and Chief Executive Officer, is principal. Mr. Erdtmann began his career in investment banking with Commerzbank in Frankfurt, Germany, and later joined Commerz International Capital Management as a portfolio manager for international clients.  He graduated with distinction from the Westfaelische Wilhelms Universitaet in Muenster, majoring in finance and banking.

Dr. Buggy has served as Vice President, Research since September 2007. From May 2006 to August 2007, Dr. Buggy served as Senior Director, Research at Pharmacyclics. From November 2001 to April 2006, he served as Director, Department of Biology at Celera Genomics, a biotechnology company. From June 1996 to October 2001, he was a staff scientist at AXYS Pharmaceuticals, Inc., a biotechnology company. Prior to that Dr. Buggy worked as a scientist at Bayer Corporation in West Haven, CT. Dr. Buggy received a Ph.D. in Molecular, Cellular, and Developmental Biology from Indiana University and a B.S. degree in Microbiology from the University of Pittsburgh.

Dr. Hedrick has served as Vice President, Oncology Development since August 2010 and as an Interim Chief Medical Officer since May 2011.  From October 2009 to August 2010, Dr. Hedrick was an independent drug development consultant, including consulting with the Company on the development of PCI-32765.  From November 2000 to September 2009 Dr. Hedrick was an employee of Genentech, Inc. where he held a variety of positions including Group Medical Director/Development Sub-Team Leader and Senior Clinical Scientist and was responsible for multiple aspects of the drug development and post-marketing programs for rituximab (Rituxan®) and bevacizumab (Avastin®).  Prior to his time at Genentech Dr. Hedrick was an Associate Attending Physician at Memorial Sloan-Kettering Cancer Center where he focused on clinical research in non-Hodgkin’s lymphoma, myelodysplastic syndromes, multiple myeloma and hematopoietic growth factors.   He served as resident and chief resident in Internal Medicine at Boston City Hospital and completed a fellowship in Medical Oncology and Hematology at the Memorial Sloan-Kettering Cancer Center.  Dr. Hedrick received his M.D. from the University of Maryland School of Medicine and is Board certified in Medical Oncology and Internal Medicine.

Dr. Hemmi has served as Vice President, Chemical Operations since May 2006. Dr. Hemmi served as Senior Director, Chemical Development from January 2001 to April 2006 and as Director, Chemical Development from December 1997 to December 2000. Other positions held at Pharmacyclics include Group Leader, Chemical Development from May 1995 to November 1997 and Scientist from June 1992 to April 1995. After graduating with a B.S. in Chemistry, Dr. Hemmi received a Ph.D. from the University of Texas at Austin under the direction of Professor Jonathan L. Sessler.

Mr. Asbury joined Pharmacyclics as Vice President and General Counsel in July 2011 with 15 years of pharmaceutical industry experience.  From 1996 to June, 2011, Mr. Asbury held increasingly senior positions in the legal department of Genentech, most recently serving as Associate General Counsel and Senior Director of Transactional Law.  In this capacity, he led a group of twelve lawyers, and was responsible for all of Genentech’s strategic agreements and partnerships, including research, development and commercial intellectual property licensing agreements, mergers and acquisitions, as well as real estate and construction matters.  During his time at Genentech, he oversaw Genentech’s environmental health and safety practice, supported the commercial lytics franchise, and was responsible for company-wide contract management processes and initiatives.  From 1992 to 1996, Mr. Asbury was a corporate associate with the law firm of Shearman and Sterling, with experience in securities, M&A and commercial banking transactions.  He received his BA in Soviet Studies from Vanderbilt University, and his JD from Stanford University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our compensation programs are designed to attract and retain employees and to reward them for their contributions and efforts to help us achieve our short and long-term goals.  The compensation programs are designed to be equitable while at the same time being competitive within the industry and geographical region for which we compete for talent and to link the rewards program to the performance of the stockholders return over the long-term.

The Compensation Committee of the Board of Directors is responsible for both developing and determining our executive compensation policies and plans and to oversee the overall compensation and benefit plans for the entire company population.  In addition, the Compensation Committee determines the compensation to be paid to the key executives. The Compensation Committee may delegate any of its duties and responsibilities, including the administration of equity incentives or employee benefit plans, to one or more of its members, to one or more other directors, or to one or more other persons, unless otherwise prohibited by applicable laws or listing standards.

Compensation Philosophy and Objectives

The Compensation Committee considers the ultimate objective of an executive compensation program to be the creation of stockholder value. To achieve that objective, our executive compensation program is tied to our financial performance by aligning the interests of our employees with the interests of our stockholders and having our employees share the risks and rewards of our business.  Our executive compensation program is based on:

Competitiveness:  For 2011, the Compensation Committee reviewed the competitive positioning of base pay and equity of similar jobs in our comparator group of companies, utilizing the Radford Global Life Sciences Survey, within the peer group from the biotechnology and pharmaceutical industry based on similarity to us in terms of industry focus, stage of development, pharmaceutical assets, and the geographical location of the talent pool with which we compete.  In addition, for the Executives, the market data for the peer group was drawn from publically available documents such as proxy statements. Included in the review was the analysis of each executive’s base pay and equity in comparison to the 50th percentile of market based pay, which is the desired base pay positioning for our executives.  The Compensation Committee designs compensation packages for our executive officers that include both cash and stock-based compensation (the latter vesting over time) tied to an individual’s experience and performance and the Company’s achievement of certain short-term and long-term goals.

Performance: Individual executive performance of corporate and departmental goals is a direct factor in the design and administration of the base salary and equity plan.  Each Executive is evaluated against annual goal attainment, which is reviewed by the Compensation Committee.   Vesting of performance-based options for executives depend on their attainment of key corporate and departmental goals.

Ownership: One of the cornerstones of our compensation philosophy is ensuring that all employees have ownership in the Company. For executives, the compensation will be guided by an at or below market salary component and an at or above market equity component. Executives have the potential to gain meaningful equity rewards with their contribution to the corporate success and achievement of defined goals.

We used the combined results of these two sources and the collective experience of the members of our Compensation Committee and executive management to establish our overall compensation practices.

Risk Assessment of the Company’s Compensation Policies

Our Compensation Committee has reviewed our compensation policies as generally applicable to our officers and employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.  In making this determination, our Compensation Committee considered the following: (i) the Company’s compensation programs are discretionary, balanced and focused on the long term; (ii) goals and objectives of the Company’s compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure; (iii) we grant equity based awards with time-based vesting and performance-based vesting, both of which encourage participants to look to long-term appreciation in equity values; and (iv) the Company’s approach to compensation practices and policies applicable to employees throughout the Company is consistent with that followed for its executives.

Compensation Components

Our Compensation Committee relies on experience with other companies in our industry and, with respect to our executive officers, third party industry compensation surveys and internally generated comparisons of a number of elements to total compensation against peer group companies, to determine the portion of our employees' compensation to be based on base salary and performance-based equity awards. The Compensation Committee determined that a larger portion of our executive officers' compensation should be based on Company and individual performance. Consistent with our compensation philosophy, we have structured each element of our compensation program as described below.

Base Salary

We determine our executive salaries based on job responsibilities and individual experience, and we annually benchmark the amount we pay against comparable competitive market compensation for similar positions within our peer group and industry. Specifically, we utilize information obtained from our comparison of peer group compensation data and the annual Radford Global Life Sciences Survey. Our Compensation Committee reviews the salaries of our executives annually, and our Compensation Committee grants increases in salaries based on individual performance during the prior calendar year as well as from our Compensation Committee's and management's experience and general employment market conditions for our industry.

We design our base pay to provide the essential reward for an employee's work. Once base pay levels are determined, increases in base pay are provided to recognize an employee's specific performance achievements and contributions.

Equity Compensation

We utilize equity-based compensation, primarily time-based stock options and performance-based stock options, to ensure that we have the ability to retain personnel over a longer period of time and to provide employees with a form of reward that aligns the employee interests with those of our stockholders. The vesting provision of our employee stock options provide the necessary long-term incentive to our personnel as they work on multi-year drug development and commercialization programs. Employees whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation.

We award equity compensation to our executive officers and all regular full-time employees under the 2004 Stock Equity Incentive Plan based on performance and on guidelines related to each employee’s position in the Company, respectively.  We determine our stock option guidelines based on information derived from our Compensation Committee's and management's experience and, with respect to our executive officers, an internally generated comparison of companies and third party survey of companies in our industry.  Specifically, we utilize the results of our comparison of peer group compensation data and the annual Radford Global Life Sciences Survey to modify and adjust our stock option guidelines.  We typically base awards to newly hired employees on these guidelines and we base our award decisions for continuing employees on these guidelines as well as an employee’s performance for the prior fiscal year and competitive market factors in our industry.

Our time-based stock option awards typically vest over a four-year period subject to the employee’s continued service.  Typically, twenty-five percent (25%) of the shares vest on the first anniversary of the option award, with the remaining shares vesting monthly in equal amounts over the remainder of the vesting period.  In other circumstances, the shares vest in yearly installments over a period of 4 years beginning on the date of grant. We believe this vesting arrangement encourages our employees to continue service for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.   In addition, the vesting of certain of the options granted to executive officers are subject to the satisfaction of performance criteria established for such executive as determined by the Compensation Committee after reviewing the performance reports.

Timing of Equity Awards

Historically, our Compensation Committee has made award decisions at least annually and often at various times during each year.

For awards with performance-based vesting, the Compensation Committee establishes each executive’s annual performance criteria and evaluates performance against that criteria at the end of the annual performance period to determine the percentage of the award that has been earned.

Allocation of Equity Compensation

In fiscal 2011, we granted stock options to purchase 1,596,786 shares of our Common Stock, of which stock options to purchase a total of 268,000 shares were awarded to executives, representing 16.8% of all awards in 2011.  Our Compensation Committee does not apply a formula for allocating stock options to executive officers.  Instead, our Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executives and the total number of options to be granted in the fiscal year.

Type of Equity Awards

Under our 2004 Equity Incentive Award Plan, we may issue incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants. Historically, our equity compensation awards have primarily consisted of incentive and non-qualified stock options.

Cash Bonuses

From time to time, we may pay cash bonuses to employees upon the successful completion of certain projects and we may also pay sign-on bonuses to aid in recruiting certain key employees.

Benefits

Core benefits, such as our basic health benefits and life insurance programs, are designed to provide support to employees and their families and to be competitive with other companies in our industry.

Retirement Savings Plan

We maintain a 401(k) Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended.  In fiscal 2011, we matched 50% of all participant contributions up to a maximum of $1,500 per employee.  We do not maintain a defined benefit pension plan or a nonqualified deferred compensation plan.

Change in Control Arrangements

Our 2004 Equity Incentive Award Plan provides that 50% of all unvested options shall become fully vested upon a change in control of the Company. The plan further provides that if the employee’s employment is terminated within twelve (12) months of a change in control, the remaining balance of unvested options shall become fully vested.

Severance Agreements

We have entered into a severance agreement with David Loury, Chief Scientific Officer which provides for payment of one year’s base salary upon the involuntary termination of employment, provided such termination is not for cause, as defined in the agreement.

We have entered into a severance agreement with Mark Asbury, Vice President and Legal Council, which provides for payment of one year’s base salary upon the involuntary termination of employment due to a change in control, provided such termination is not for cause, as defined in the agreement.

We do not have a severance or other employment agreement with any other executive officer.

Separation Agreements

In May 2011, we entered into a separation agreement with Dr. Ahmed Hamdy, our Chief Medical Officer.  Under the agreement, Dr. Hamdy continued to receive his base salary for a four-week period and also received a severance payment equal to approximately one month of his base salary.

CEO Compensation

To date, Robert W. Duggan, our Chief Executive Officer, has declined to receive any compensation, whether cash, stock or options.  As such, the Compensation Committee has not analyzed compensation packages paid to similarly situated Chief Executive Officers or completed an analysis of all employees compared to the CEO.  Mr. Duggan is our largest stockholder.

Compensation Process

The Compensation Committee reviews and approves the salaries and incentive compensation of our executive officers and the entire company’s population, including all new hire grants to employees, subject to limited grants of stock options by our Chief Executive Officer pursuant to authority granted to him by the Compensation Committee.  Our Chief Executive Officer from time to time attends the meetings of the Compensation Committee.  In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee reviews the performance of the executive officers annually.

Our Compensation Committee also works with our Chief Executive Officer and Vice President, Finance and Administration in evaluating the financial and retention implications of our various compensation programs.

Effect of Accounting and Tax Treatment on Compensation Decisions

We consider the anticipated accounting and tax implications to us and our executives of our compensation programs. Prior to 2006, the primary form of equity compensation that we awarded consisted of incentive and non-qualified stock options due to favorable accounting and tax treatment and the expectation among employees in our industry that they would be compensated through stock options. Beginning in 2006, the accounting treatment for stock options changed as a result of Financial Accounting Standards No. FAS 123R, or FAS 123(R), Share-Based Payment, as codified in FASB ASC topic 718, Compensation—Stock Compensation, or ASC 718, potentially making the accounting treatment of stock options less attractive.  As a result, we assessed the desirability of various alternatives to stock options but determined to continue to grant stock options as the primary form of equity compensation.

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance-based compensation to be paid to our executive officers for the 2011 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance-based compensation to be paid to our executive officers for fiscal 2012 will exceed that limit. The 2004 Equity Incentive Award Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1 million level.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Richard van den Broek
Minesh Mehta, M.D.
David Smith, Ph.D.

Summary Compensation Table

The following table sets forth all compensation awarded to, paid or earned by the following type of executive officers for each of the Company’s last three completed fiscal years: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer or principal financial officer for the fiscal year ended June 30, 2011; (ii) the Company’s three most highly compensated executive officers, other than the principal executive officer or principal financial officer, who were serving as executive officers at the end of the fiscal year ended June 30, 2011; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended June 30, 2011 (of which there was one).  We refer to these individuals collectively as our named executive officers.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)	Option Awards(2) ($)		All Other Compensation ($)		Total ($)
Robert W. Duggan, Chairman and Chief Executive Officer (3)	2011	-	-	-		-		-
	2010	-	-	-		-		-
	2009	-	-	-		-		-
Mahkam Zanganeh, D.D.S., MBA, Chief of Staff & Vice President, Business Development	2011	267,422	-	721,310	(4)	36,500	(5)	1,025,232
David J. Loury, Ph.D., Chief Scientific Officer	2011	326,300	-	455,880	(4)	1,500	(6)	783,680
	2010	305,481	5,900	400,775	(4)	1,500	(6)	713,656
	2009	265,215	-	199,095		1,500	(6)	465,810
Rainer M. Erdtmann, Vice President, Finance and Administration	2011	229,430	-	530,303	(4)	1,500	(6)	761,233
Eric E. Hedrick, M.D., Vice President, Oncology Development	2011	289,386	-	240,531		103,600	(7)	633,517
Ahmed Hamdy, M.D., Chief Medical Officer	2011	330,574	-	639,336	(4)	59,000	(8)	1,028,910
	2010	315,000	4,822	548,100	(4)	-		867,922
	2009	83,596	25,000	39,833		-		148,429

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) plan.

(2)
The Company’s share-based compensation program includes incentive and non-statutory stock options. The amounts set forth under this column represent the aggregate grant date fair value of stock options granted in each fiscal year for financial reporting purposes under Statement of Financial Accounting Standards ASC Topic 718, “Stock Compensation,” disregarding the estimate of forfeitures. The Company’s methodology, including its underlying estimates and assumptions used in calculating these values, is set forth in Note 6 to its audited financial statements included in its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2011.

(3)
Mr. Duggan has declined any compensation from the Company.  Mr. Duggan became the Company’s Interim Chief Executive Officer on September 10, 2008 and became the Company’s Chief Executive Officer on February 12, 2009.

(4)
The amount shown includes the portion of awards with performance-based vesting conditions for which the established performance conditions were established during the year.  The grant date fair value was calculated using the probable outcome of the established performance conditions which approximated the highest level of achievement.

(5)	Consists of payments by the Company for Dr. Zanganeh’s local housing and related costs.

(6)	Consists of the Company’s matching contribution under its 401(k) plan.

(7)	Consists of $85,200 in Fiscal 2011 consulting fees paid prior to Dr. Hedrick’s employment by the Company and $18,400 paid for Dr. Hedrick’s local housing and related costs.

(8)
In May 2011, we entered into a separation agreement with Dr. Hamdy.  Included in all other compensation is a severance payment of approximately $25,000 and a payment of accrued vacation of approximately $34,000.

Grants of Plan-Based Awards

The following table provides information on the grants of awards made to each named executive officer at June 30, 2011 under the 2004 Plan.

Grants of Plan-Based Awards for Fiscal 2011

Name	Grant Date	Date of Compensation Committee action to grant awards with performance conditions (1)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: number of shares of stock or units	All other option awards: number of securities underlying options	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Robert W. Duggan			-	-	-	-	-	-	-	-	-	-
Mahkam Zanganeh, D.D.S., MBA	10/13/10		-	-	-	-	-	-	-	30,000	7.69	171,261
	10/14/10		-	-	-	-	-	-	-	10,000	7.48	55,556
	12/13/10		-	-	-	-	-	-	-	25,000	5.81	108,618
	5/5/11	4/11/10	-	-	-	-	37,500	37,500	-	-	7.19	169,125
	5/5/11	3/3/09	-	-	-	-	37,500	37,500	-	-	0.75	216,750
David J. Loury, Ph.D.	10/13/10		-	-	-	-	-	-	-	30,000	7.69	171,261
	10/14/10		-	-	-	-	-	-	-	10,000	7.48	55,556
	5/5/11	4/11/10	-	-	-	-	18,750	18,750	-	-	7.19	84,563
	5/5/11	3/3/09	-	-	-	-	25,000	25,000	-	-	0.75	144,500
Rainer M. Erdtmann	10/13/10		-	-	-	-	-	-	-	30,000	7.69	171,261
	10/14/10		-	-	-	-	-	-	-	3,000	7.48	16,667
	5/5/11	4/11/10	-	-	-	-	12,500	12,500	-	-	7.19	56,375
	5/5/11	2/5/09	-	-	-	-	50,000	50,000	-	-	0.91	286,000
Eric E. Hedrick, M.D.	10/13/10		-	-	-	-	-	-	-	10,000	7.69	57,087
	6/14/11		-	-	-	-	-	-	-	30,000	8.88	183,444
Ahmed Hamdy, M.D. (4)	10/13/10		-	-	-	-	-	-	-	30,000	7.69	171,261
	5/5/11	4/11/10	-	-	-	-	7,500	7,500	-	-	7.19	33,825
	5/5/11	3/10/09	-	-	-	-	75,000	75,000	-	-	0.73	434,250

(1)
The exercise price for options with performance conditions is the closing market price of the Company’s common stock on the date the Compensation Committee took action to award the grant.  The grant date is the date annual performance conditions were established and communicated,  at which time the options were considered granted under ASC 718.

(2)
The amounts shown reflect estimated payouts of performance-based stock options for the third year of the four-year performance period beginning in 2009 and for the second year of the four-year performance period beginning in 2010.

(3)
The Company’s share-based compensation program includes incentive and non-statutory stock options. The amounts set forth under this column represent the aggregate grant date fair value of stock options granted in each fiscal year for financial reporting purposes under Statement of Financial Accounting Standards ASC Topic 718, “Stock Compensation,” disregarding the estimate of forfeitures. The Company’s methodology, including its underlying estimates and assumptions used in calculating these values, is set forth in Note 6 to its audited financial statements included in its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2011.

(4)
In May 2011, we entered into a separation agreement with Dr. Hamdy, upon which date Dr. Hamdy forfeited all of his outstanding and unvested stock options, including all but 5,000 of the options granted during the year ended June 30, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information on the holdings of stock options by the named executives at June 30, 2011.  Each option grant is shown separately for each named executive.

	Option Awards
Name	Number of securities underlying unexercised options - exercisable		Number of securities underlying unexercised options -unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price $	Option expiration date
Robert W. Duggan	-		-	-	-	-
Mahkam Zanganeh, D.D.S., MBA	84,770	(1)			2.30	9/10/2018
	55,000	(2)		75,000	0.75	3/3/2019
	37,500	(3)		112,500	7.19	4/11/2020
	10,000	(4)			6.75	6/2/2020
	30,000	(5)			7.69	10/13/2020
	10,000	(6)			7.48	10/14/2020
	25,000	(7)			5.81	12/13/2020
David J. Loury, Ph.D.	65,000	(8)			4.16	5/23/2016
	75,000	(9)			2.76	3/13/2017
	125,000	(10)			0.86	3/18/2018
	154,074	(11)	45,926		1.35	11/4/2018
	50,000	(2)		50,000	0.75	3/3/2019
	30,974	(12)	19,026		3.51	1/12/2020
	18,750	(3)		56,250	7.19	4/11/2020
	30,000	(5)			7.69	10/13/2020
	10,000	(6)			7.48	10/14/2020
Rainer M. Erdtmann	200,000	(13)		100,000	0.91	2/5/2019
	12,500	(3)		37,500	7.19	4/11/2020
	28,684	(5)	1,316		7.69	10/13/2020
	3,000	(6)			7.48	10/14/2020
Eric E. Hedrick, M.D.	250,000	(14)			6.56	6/4/2020
	10,000	(5)			7.69	10/13/2020
	11,261	(15)	18,739		8.88	6/14/2021
Ahmed Hamdy, M.D.	-		-	-	-	-

(1)	Option vests in forty-eight (48) equal installments beginning on the date of grant (September 10, 2008).

(2)	Option vests in four equal annual installments beginning March 3, 2010, subject to the satisfaction of certain performance criteria with respect to each annual period.

(3)	Option vests in four equal annual installments beginning April 11, 2011, subject to the satisfaction of certain performance criteria with respect to each annual period.

(4)	Option vests in forty-eight (48) equal installments beginning on the date of grant (June 2, 1010).

(5)	Option vests in forty-eight (48) equal installments beginning on the date of grant (October 13, 2010).

(6)	Option vests in forty-eight (48) equal installments beginning on the date of grant (October 14, 2010).

(7)	Option vests in forty-eight (48) equal installments beginning on the date of grant (December 13, 2010).

(8)
25% of the shares subject to the option vest on the one year anniversary of the date of grant (May 23, 2006) and the remaining shares subject to the option vest in a series of 36 equal and successive monthly installments thereafter.

(9)	Option vests in forty-eight (48) equal installments beginning on the date of grant (March 13, 2007).

(10)	Option vests in forty-eight (48) equal installments beginning on the date of grant (March 18, 2008).

(11)	Option vests in a series of five equal and successive annual installments measured from November 4, 2008.

(12)
25% of the shares subject to the option vest on the one year anniversary of the date of grant (January 12, 2010) and the remaining shares subject to the option vest in a series of 36 equal and successive monthly installments thereafter.

(13)	Option vests in four equal annual installments beginning February 5, 2010, subject to the satisfaction of certain performance criteria with respect to each annual period.

(14)	15,625 option shares vested on August 24, 2010 and the remaining 234,375 option shares vest in a series of 45 equal and successive monthly installments from August 24, 2010.

(15)	Option vests in forty-eight (48) equal installments beginning on the date of grant (June 14, 2011).

Option Exercises

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal 2011 by each of our named executive officers.

Option Awards
Name	Number of shares acquired on exercise	Value realized on exercise (1) $
Robert W. Duggan	-	-

Mahkam Zanganeh, D.D.S., MBA	85,230	312,638
David J. Loury, Ph.D.	-	-
Rainer M. Erdtmann	-	-
Eric E. Hedrick, M.D.	-	-

Ahmed Hamdy, M.D.	162,500	1,188,457

(1)
Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

DIRECTOR COMPENSATION

Cash Compensation

During fiscal 2011, each non-employee director received $7,500 per quarter for each regularly scheduled Board meeting attended and $500 for each Board committee meeting attended.  Each committee chairman received $1,000 for each Board committee meeting attended.  Additionally, in July 2011 the Company’s Board of Directors formed a Clinical Review committee which consists of Drs. Smith and Fyfe as the initial members.  Compensation for each of the members of this committee is $2,500 per quarter.  Board members may elect to receive their compensation in the form of fully vested non-qualified stock options with a face value equal to three (3) times the amount of cash compensation earned.

On October 25, 2011, the Board approved a director’s compensation plan under which each non-employee director will receive $16,000 annually for participation on the Board, payable in quarterly installments.  Each non-employee director will receive $3,000 for each scheduled Board meeting attended in person, as well as $500 for each Board meeting attended via telephone and for each Board committee meeting attended in person or via telephone.  The Chairman of the Audit Committee and each member of the Audit Committee will receive annual payments of $4,000 and $2,000, respectively, payable in quarterly installments.  The Chairman of each of the Compensation Committee and Nominating and Corporate Governance Committee will receive annual payments of $2,000, payable in quarterly installments, and each other member of the Compensation Committee and Nominating and Corporate Governance Committee will receive annual payments of $1,000, payable in quarterly installments.  Board members may elect to receive their compensation in the form of fully vested non-qualified stock options with a face value equal to three (3) times the amount of cash compensation earned.

Equity Compensation

Each non-employee Director currently receives an automatic option grant to purchase 10,000 shares on the day they become a member of the Board with an exercise price of one hundred percent (100%) of the fair market value on the date of grant (“Initial Option”).  Under the director’s compensation plan approved on October 25, 2011, the grant was increased to an option to purchase 15,000 shares.  Additionally, during fiscal 2011, each new Board member and Mr. van den Broek received a supplemental grant to purchase 20,000 shares with an exercise price of 100% of the fair market value on the date of grant (“Supplemental Initial Option”).   Each non-employee Director of the Company receives an annual automatic grant on the day of the Company’s Annual Meeting of a non-qualified stock option to purchase 7,500 shares with an exercise price of one hundred (100%) of the fair market value on the date of grant (“Annual Replenishment Option”), providing that the Director has served as a Director for at least the six (6) months prior to the Annual Meeting.

All Director option grants are nonstatutory stock options subject to the terms and conditions of the 2004 Plan.  Each Initial Option and Supplemental Initial Option vests in equal annual installments over five (5) years from the date of grant, and each Annual Replenishment Option vests in equal monthly installments over twelve (12) months from the date of grant.  Furthermore, Initial Options, Supplemental Initial Options and Annual Replenishment Options vest only during the option holder’s service as a Board member; provided however, that the Compensation Committee has the power to accelerate the time during which an option granted to a Director may vest.

Initial Options, Supplemental Initial Options and Annual Replenishment Options terminate upon the earlier of (i) ten (10) years after the date of grant or (ii) thirty-six (36) months after the date of termination of the option holder’s service as a Board member.

The following table sets forth the compensation earned or awarded to the Company’s non-employee directors during the fiscal year ended June 30, 2011.

Current Directors:	Fees Earned or Paid in Cash (1) ($)	Option Awards (2) ($)	Total ($)
Robert W. Duggan	-	-	-
Robert F. Booth, Ph.D.	-	161,044	161,044
Roy C. Hardiman	-	161,044	161,044
Minesh P. Mehta, M.D.	14,000	62,061	76,061
David D. Smith, Ph.D.(3)	-	101,969	101,969
Richard A. van den Broek	-	200,344	200,344

Current Directors Not Standing For Re-election:
Gwen A. Fyfe, M.D. (4)	-	161,044	161,044

Former Directors:
Jason T. Adelman	-	49,524	49,524
Cynthia C. Bamdad, Ph.D.	-	36,604	36,604
Glenn C. Rice, Ph.D.	-	32,300	32,300

(1)
See the section entitled “Director Compensation - Cash Compensation”, above, for a description of the cash compensation program for the Company’s non-employee directors during the fiscal year ended June 30, 2011.  Amounts earned in one year and paid in the following year are, for purposes on this table only, accounted for in the year earned. Includes fees with respect to which directors elected to receive option shares in lieu of such fees. The following directors received option shares in the amounts set forth below in lieu of the fees set forth below (includes fees forgone earned in the fourth quarter of fiscal 2011 where the related options were granted the first day of fiscal 2012):

Current Directors:	Fees Forgone ($)	Option Shares Received in Lieu Of Cash
Robert W. Duggan	-	-
Robert F. Booth, Ph.D.	15,000	5,869
Roy C. Hardiman	15,000	5,869
Minesh P. Mehta, M.D.	14,000	5,267
David D. Smith, Ph.D.	33,000	13,285
Richard A. van den Broek	38,500	15,495

Current Directors Not Standing For Re-election:
Gwen A. Fyfe, M.D.	15,000	5,869

Former Directors:
Jason T. Adelman	23,000	9,537
Cynthia C. Bamdad, Ph.D.	17,000	7,049
Glenn C. Rice, Ph.D.	15,000	6,220

(2)
The amounts set forth under this column represent the aggregate grant date fair value of stock options granted in each fiscal year for financial reporting purposes under Statement of Financial Accounting Standards ASC Topic 718, “Stock Compensation,” disregarding the estimate of forfeitures. The Company’s methodology, including its underlying estimates and assumptions used in calculating these values, is set forth in Note 6 to its audited financial statements included in its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2011.  See the section entitled “Director Compensation - Equity Compensation”, above, for a description of the Company’s cash compensation policy for non-employee directors and the specific terms of the stock options granted to the Company’s non-employee directors during the fiscal year ended June 30, 2011. The grant date fair value of option awards granted in fiscal year 2011 and the total options outstanding are as follows:

Current Directors:	Grant Date	Grant Date Fair Value	Options Outstanding at 7/1/11
Robert F. Booth, Ph.D.	12/9/10	$43,075
	12/13/10	86,894
	4/1/11	15,563
	7/1/11	15,512
		$161,044	35,869
Roy C. Hardiman	12/9/10	$43,075
	12/13/10	86,894
	4/1/11	15,563
	7/1/11	15,512
		$161,044	35,869
Minesh P. Mehta, M.D.	10/1/10	$10,590
	12/9/10	32,306
	1/3/11	9,865
	4/1/11	516
	7/1/11	8,784
		$62,061	44,407
David D. Smith, Ph.D.	10/1/10	$17,834
	12/9/10	32,306
	1/3/11	16,614
	4/1/11	17,637
	7/1/11	17,578
		$101,969	156,986
Richard A. van den Broek	10/1/10	$18,951
	12/9/10	32,306
	12/13/10	86,894
	1/3/11	18,691
	4/1/11	21,787
	7/1/11	21,715
		$200,344	67,427

Current Directors Not Standing Re-election:
Gwen A. Fyfe, M.D.	12/9/10	$43,075
	12/13/10	86,894
	4/1/11	15,563
	7/1/11	15,512
		$161,044	365,869

Former Directors:
Jason T. Adelman	10/1/10	$25,641
	1/3/11	23,883
		$49,524	52,106
Cynthia C. Bamdad, Ph.D.	10/1/10	$18,951
	1/3/11	17,653
		$36,604	34,752
Glenn C. Rice, Ph.D.	10/1/10	$16,724
	1/3/11	15,576
		$32,300	12,946

There were no options that were repriced or otherwise materially modified during fiscal year 2011.

(3)
Prior to his appointment to the Audit Committee or the Compensation Committee, Dr. Smith also was granted options in August 2010 to purchase 1,100 shares of the Company’s common stock, valued as of the grant date at less than $8,000, in connection with consulting services provided in fiscal 2010.

(4)
During fiscal 2010 and 2011, Dr. Fyfe provided consulting services to the Company under a Consulting Services Agreement.  Dr. Fyfe was paid $97,000 and $490,000 for consulting services provided during fiscal year 2010 and 2011, respectively and $89,000 for consulting services provided during the period from July 1, 2011 to September 30, 2011.  Additionally, Dr. Fyfe was granted options to purchase 300,000 shares and 30,000 shares of the Company’s common stock in connection with her consulting services during fiscal year 2010 and 2011, respectively, which vest monthly over a period of 48 months.  The grant date fair value of these option grants in fiscal 2010 and 2011 was $1,771,000 and $152,000, respectively.

On November 8, 2011, the Company entered into an amendment (the “Amendment”) to the Consulting Services Agreement under which Dr. Fyfe will receive a payment of $50,000 and will provide consulting services to the Company for a period of an additional two years.  All options previously granted to Dr. Fyfe in connection with her consulting services will continue to vest through November 30, 2011 and all such vested options shall remain exercisable for a period of two years following the date of the Amendment.  In addition, all options granted to Dr. Fyfe upon her initial election to the Board shall continue to vest up to the Annual Meeting and all such vested options and all additional options received by Dr. Fyfe in connection with her Board service shall be exercisable for a period of three years following the Annual Meeting.

Securities Authorized For Issuance Under Equity Compensation Plans

The table below shows, as of June 30, 2011, information for all equity compensation plans previously approved by stockholders and for all compensation plans not previously approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by security holders (2)	6,858,198	$4.78	3,850,667
Equity compensation plans not approved by security holders	-	-	-
Total	6,858,198	$4.78	3,850,667

(1)	Includes approximately 136,530 shares issuable under the Company’s Employee Stock Purchase Plan.

(2)	Includes our:
•	2004 Equity Incentive Award Plan
•	1995 Stock Option Plan
•	Employee Stock Purchase Plan

BOARD AUDIT COMMITTEE REPORT*

The Audit Committee of the Board is comprised of three (3) independent directors (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules listing standards) and operates under a written charter adopted by the Board of Directors.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended June 30, 2011 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement of Accounting Standard 61, as amended (AICPA, Professional Standards Vol. 1 AU Section 380), as adopted by the Public Company Oversight Board in Rule 3200T.  In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2011 for filing with the SEC.  The Audit Committee has also recommended, subject to stockholder ratification, the retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Richard A. van den Broek (chairman)
Minesh P. Mehta, M.D.
David D. Smith, Ph.D.
_______________
* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Richard van den Broek, Minesh Mehta, M.D. and David Smith, Ph.D. None of the members of our Compensation Committee during 2011 is currently or has been, at any time since our formation, one of our officers or employees.  During 2011, no executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.  None of the members of our Compensation Committee during 2011 currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Participation in Registered Direct Offering

In June 2011, we sold approximately 6.4 million shares of our common stock to a group of institutional investors in a registered direct offering at $8.85 per share for net proceeds of approximately $56,039,000.  Robert W. Duggan, the Company’s Chairman of the Board and Chief Executive Officer, participated in the offering in the amount of $6,000,000.

Consulting Services

During fiscal 2010 and 2011, director Gwen A. Fyfe, M.D., who is not standing for reelection, provided consulting services to the Company under a Consulting Services Agreement.  Dr. Fyfe was paid $97,000 and $490,000 for consulting services provided during fiscal year 2010 and 2011, respectively and $89,000 for consulting services provided during the period from July 1, 2011 to September 30, 2011.  Additionally, Dr. Fyfe was granted options to purchase 300,000 shares and 30,000 shares of the Company’s common stock in connection with her consulting services during fiscal year 2010 and 2011, respectively, which vest monthly over a period of 48 months.  The grant date fair value of the options granted in fiscal 2010 and 2011 was $1,771,000 and $152,000, respectively.

On November 8, 2011, the Company entered into an amendment (the “Amendment”) to the Consulting Services Agreement under which Dr. Fyfe will receive a payment of $50,000 and will provide consulting services to the Company for a period of an additional two years.  All options previously granted to Dr. Fyfe in connection with her consulting services will continue to vest through November 30, 2011 and all such vested options shall remain exercisable for a period of two years following the date of the Amendment.  In addition, all options granted to Dr. Fyfe upon her initial election to the Board shall continue to vest up to the Annual Meeting and all such vested options and all additional options received by Dr. Fyfe in connection with her Board service shall be exercisable for a period of three years following the Annual Meeting.

The Audit Committee is charged with the review and approval of all related party transactions involving the Company.  The Audit Committee acts pursuant to a written charter that has been adopted by the Board.  The policy provides that the Audit Committee reviews certain transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the Audit Committee determines whether the transaction is in the best interests of the Company.

ANNUAL REPORT

A copy of the Company’s Annual Report for the year ended June 30, 2011 has been included with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

FORM 10-K

The Company filed an Annual Report on Form 10-K for the year ended June 30, 2011 with the Securities and Exchange Commission.  A copy of the Form 10-K has been included with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.  Stockholders may obtain additional copies of the Form 10-K, without charge, by writing to Pharmacyclics, Inc., 995 East Arques Avenue, Sunnyvale, California 94085, Attn: Secretary.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

THE BOARD OF DIRECTORS

November 14, 2011

ANNEX A

Form of Amendment to Certificate of Incorporation to Increase in Authorized Common Stock

FORM OF CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
PHARMACYCLICS, INC.

Under Section 242 of the Delaware General Corporation Law

________________________________

It is hereby certified that:

The name of the corporation is Pharmacyclics, Inc. (the “Corporation”).

The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV thereof and replacing it with the following:

“A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred Fifty One Million (151,000,000) shares. One Hundred Fifty Million (150,000,000) shares shall be Common Stock, par value $0.0001 per share, and One Million (1,000,000) shares shall be Preferred Stock, par value $0.0001 per share.”

The foregoing amendment shall be effective as of 5:00 p.m. Eastern Time on [●].

The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the Bylaws of the Corporation.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed on this [●] day of [●].

PHARMACYCLICS, INC.

By:
Name:
Title:

A-2

ANNEX B

PHARMACYCLICS, INC.
2004 EQUITY INCENTIVE AWARD PLAN
(As Amended through October 9, 2008)
(As Further Amended and Restated on October 25, 2011)

ARTICLE 1

PURPOSE

The purpose of the Pharmacyclics, Inc. 2004 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Pharmacyclics, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1           “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Change in Control” shall mean a change in ownership or control of the Company effected through either of the following transactions:

(a)           the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept, or

(b)           a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time the Board approved such election or nomination.

2.5           “Corporate Transaction” shall mean a change in the Company effected through either of the following transactions:

(a)           a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(b)           the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

2.6           “Code” means the Internal Revenue Code of 1986, as amended.

2.7           “Committee” means the committee of the Board described in Article 12.

2.8           “Consultant” means any consultant or adviser if:

(a)           The consultant or adviser renders bona fide services to the Company;

(b)           The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)           The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.9           “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10           “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.11           “Disability” means that the Participant qualifies to receive long-term disability payments (or would so qualify, if he were an Employee) under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12           “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13           “Effective Date” shall have the meaning set forth in Section 13.1.

2.14           “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.15           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16           “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee.  Unless otherwise determined by the Committee in accordance with the tax laws, the Fair Market Value of a share of Stock as of any date shall be the closing price for a share of Stock as reported on the Nasdaq National Market (or on any national securities exchange on which the Stock is then listed) for such date or, if no such price is reported for that date, the closing price on the next preceding date for which such price was reported.

2.17           “Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

2.18           “Hostile Take-Over” shall mean a change in ownership of the Company effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

2.19           “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.20           “Independent Director” means a member of the Board who is not an Employee of the Company.

2.21           “Involuntary Termination” shall mean the termination of Participant’s service by reason of:

(a)           Participant’s involuntary dismissal or discharge by the Company for reasons other than for Misconduct, or

(b)           A Participant’s voluntary resignation following:

(1)            A reduction in Participant’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based incentive programs) by more than ten percent (10%) or

(2)           A relocation of the Participant’s place of employment by more than forty (40) miles, provided and only if such change, reduction or relocation is effected by the Company without Participant’s consent.

2.22           “Misconduct” shall mean the termination of Participant’s service by reason of Participant’s commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Company (or any parent or Subsidiary), or any other intentional misconduct by Participant adversely affecting the business or affairs of the Company (or any parent or Subsidiary) in a material manner.

2.23           “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.24           “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25           “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26           “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

2.27           “Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.28           “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.  All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.29           “Performance Bonus Award” has the meaning set forth in Section 8.8.

2.30           “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.31           “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.32           “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.33           “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.34           “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.35           “Prior Plans” means, collectively, the following plans of the Company: the Pharmacyclics, Inc. 1995 Stock Option Plan, the Pharmacyclics, Inc. Non-Employee Directors Stock Option Plan and the Pharmacyclics, Inc. 1992 Stock Option Plan, in each case as such plan may be amended from time to time.

2.36           “Plan” means this Pharmacyclics, Inc. 2004 Equity Incentive Award Plan, as it may be amended from time to time.

2.37           “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.38           “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.39           “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.40           “Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

2.41           “Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.42           “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.43           “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.44           “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, provided, however, that with respect to an Incentive Stock Option, a Subsidiary must be a corporation.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1           Number of Shares.

(a)           Subject to adjustment as provided in Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan be the sum of: (i) 15,957,480 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the Prior Plans as of the Effective Date, plus (iii) the number of Shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plans as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares.  The share replenishment provision of the immediately preceding Section 3.1(a)(iii) shall be effective regardless of whether the Prior Plans have terminated or remain in effect.  Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 5,000,000, as adjusted under Article 11.  The number of shares of Stock available for issuance will be reduced by 1.38 shares for every one share that is issued with respect to any Full Value Award.

(b)           Notwithstanding Section 3.1(a): (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award (or any stock option or other award granted pursuant to any Prior Plan) that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Prior Plan; (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) or Prior Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards; and  provided, however, that, no shares shall become available pursuant to this Section 3.1(b) to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of the Nasdaq National Market (or any other applicable exchange or quotation system).  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares of Stock issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.  This Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.  Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.  The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

3.2           Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3           Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during each calendar year shall be 1,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1           Eligibility.

(a)           General.  Persons eligible to participate in this Plan include Employees, Consultants and all members of the Board, as determined by the Committee.

(b)           Foreign Participants.  In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

4.2           Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

5.1           General.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)           Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)           Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years; and, provided, further, that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant’s death (but not later than the expiration of the original term).  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)           Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)           Evidence of Grant.  All Options shall be evidenced by a written Award Agreement between the Company and the Participant.  The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2           Incentive Stock Options.  Incentive Stock Options may be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

(a)           Exercise Price.  The exercise price per share of Stock shall be set by the Committee; provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(b)           Expiration of Option.  An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)           Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(ii)           One year after the date of the Participant’s termination of employment or service on account of Disability or death.  Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(iii)           Three (3) months after the date of the Participant’s termination of employment or service for any reason other than Disability or death.  Whether a Participant continues to be an employee shall be determined in accordance with Regulation Section 1.421-1(h)(2).

(c)           Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d)           Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e)           Transfer Restriction.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(f)           Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g)           Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3           Substitution of Stock Appreciation Rights.  The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for.

5.4           Granting of Options to Independent Directors.

(a)           Initial and Annual Options.  During the term of the Plan, a person who first becomes an Independent Director after the Effective Date automatically shall be granted an Option to purchase ten thousand (10,000) shares of Stock (an “Initial Option”).  Commencing with the Effective Date and effective as of each annual meeting of the Company’s stockholders thereafter during the term of the Plan, Independent Directors automatically shall be granted an Option to purchase seven thousand five hundred (7,500) shares of Stock as of each such annual meeting of stockholders (an “Annual Option”); provided, he or she  has served as an Independent Director for the six (6) months prior to such annual meeting of the stockholders and continues to serve as member of the Board upon such date.  For the avoidance of doubt, an Independent Director elected for the first time to the Board at an annual meeting of stockholders shall only receive an Initial Option in connection with such election, and shall not receive an Annual Option on the date following such meeting as well.  Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Option grant but to the extent they are otherwise eligible, will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an Annual Option grant.

(b)           Non-Qualified Stock Options.  Options granted to Independent Directors shall be Non-Qualified Stock Options.

(c)           Price and Exercisability.  The exercise price per share of Stock subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.  Options granted to Independent Directors shall be immediately exercisable for any and all of the option shares; however, any of the shares purchased under such option shall be subject to repurchase by the company at the exercise price paid per share, upon the Independent Director’s cessation of service prior to vesting in such shares.

(d)           Vesting.  Initial Options shall become vested and the company’s repurchase right will lapse in substantially equal annual installments over the five (5) year period commencing with the date of grant.  Annual Options shall become vested and the Company’s repurchase right shall lapse in substantially equal monthly installments over the twelve (12) month period following their date of grant.

(e)           Term of Options.  The term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted.  Upon an Independent Director’s termination of membership on the Board for any reason other than death or Disability, his or her Option granted under Section 5.3(a) shall remain exercisable for thirty-six (36) months following his or her termination of membership on the Board (or such longer period as the Board may determine in its discretion on or after the date of grant of such Option, but not to extend beyond the original term).  Upon a Independent Director’s termination of membership on the Board due to death or Disability, his or her Option granted under Section 5.3(a) shall immediately vest in full and the Company’s repurchase right shall lapse in its entirety such that the option may be exercisable for thirty-six (36) months following his or her termination of membership on the Board due to death or Disability (or such longer period as the Board may determine in its discretion on or after the date of grant of such Option, but not to extend beyond the original term) for fully-vested shares.  Unless otherwise determined by the Board on or after the date of grant of such Option, no portion of an Option granted under Section 5.3(a) which is unvested at the time of an Independent Director’s termination of membership on the Board shall thereafter become vested.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1           Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2           Issuance and Restrictions.  Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3           Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4           Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1           Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Participant selected by the Committee.  A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option.  A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2           Coupled Stock Appreciation Rights.

(a)           A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b)           A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c)           A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

7.3           Independent Stock Appreciation Rights.

(a)           An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee.  An ISAR shall be exercisable in such installments as the Committee may determine.  An ISAR shall cover such number of shares of Stock as the Committee may determine.  The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b)           An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

7.4           Payment and Limitations on Exercise.

(a)           Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b)           To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1           Performance Share Awards.  Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2           Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3           Dividend Equivalents.

(a)           Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, in a matter consistent with the Section 409A rules.

(b)           Dividend Equivalents granted with respect to Options or SARs shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4           Stock Payments.  Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant.  The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5           Deferred Stock.  Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee.  The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6.  Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee.  Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6           Restricted Stock Units.  The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 10.6.  At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee no later than the grant date.  On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.  The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7           Other Stock-Based Awards.  Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.8           Performance Bonus Awards.  Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6.  Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.  The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any fiscal year of the Company shall not exceed $1,500,000.

8.9           Term.  Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.10           Exercise or Purchase Price.  The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.11           Exercise Upon Termination of Employment or Service.  An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.12           Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.13           Award Agreement.  All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1           Purpose.  The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation.  If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2           Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3           Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4           Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5           Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1           Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2           Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.  In the event of any inconsistency between the Plan and an Award, the terms of the Plan shall govern.

10.3           Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary.  Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution, or as otherwise required by law.  The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish.  Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4           Beneficiaries.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5           Stock Certificates.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded.  All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.  The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

10.6           Full Value Award Vesting Limitations.  Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1           Adjustments.

(a)           In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or Performance Criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan.  Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code and the Section 409A Rule.

(b)           In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Corporate Transaction), or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, except for those options granted to Independent Directors under Section 5.4, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(1)           In the event of any Corporate Transaction or Change in Control, each outstanding Award, which is not otherwise vested or remains subject to forfeiture shall automatically accelerate so that each such Award shall, immediately prior to the Corporate Transaction or Change in Control become vested and exercisable with regard to fifty percent (50%) of the shares of Common Stock which are at the time subject to such Award and unvested and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock, if applicable and fifty percent (50%) of the forfeiture restrictions on such Awards, if applicable, will lapse.  The remaining shares of Common Stock at the time subject to each outstanding Award, but not otherwise vested pursuant to the terms of preceding sentence, shall automatically accelerate so that each such option shall, immediately prior to the Corporate Transaction or Change in Control become vested and exercisable with regard to the remaining shares, if applicable, and the forfeiture restrictions shall lapse, provided however, the remaining shares shall not become vested and exercisable on such accelerated basis and the remaining forfeiture restrictions will not lapse, if and to the extent, such Award is assumed or substituted by the successor corporation.  In the event the Participant’s service is terminated by reason of Involuntary Termination, within twelve (12) months following a Corporate Transaction or Change in Control in which a portion of such Award was assumed or substituted, the shares subject to such Award shall thereupon vest in full and, if applicable, the remaining forfeiture restrictions shall lapse.  Any Awards so accelerated shall remain exercisable for fully-vested shares, if applicable, until the earlier of (i) the expiration of their term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

(2)           In connection with any Corporate Transaction or Change in Control, the shares of Common Stock at the time subject to each outstanding option, granted under Section 5.4(a), but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction or Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration of the option term or the surrender of the option in connection with a Hostile Take- Over.  Upon the occurrence of a Hostile Take-Over, the Independent Director have a thirty (30)-day period in which to surrender to the Company each option granted under Section 5.4(a) and held by him or her for a period of at least six (6) months.  The Participant shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Participant is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares.  Such cash distribution shall be paid within five (5) days following the surrender of the option to the Company.  No approval of the Board or any committee of the Board shall be required in connection with such option surrender and cash distribution.

(3)           The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to provide for the automatic acceleration of one or more outstanding Awards (and the automatic termination of one or more outstanding forfeiture restrictions with the immediate vesting of the underlying Awards) upon the occurrence of a Corporate Transaction, whether or not those Awards are to be assumed or replaced (or those forfeiture restrictions are to be assigned) in the Corporate Transaction.

(4)            Immediately following the consummation of the Corporate Transaction, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

(5)            Each Award which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction.  Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per Participant basis following the consummation of such Corporate Transaction and (ii) the exercise price payable per share, as applicable, under each outstanding Award, provided the aggregate exercise price payable for such securities shall remain the same in a manner consistent with the Section 409A Rule.

(6)           The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding Awards (and the automatic termination of one or more outstanding forfeiture restrictions with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such Award acceleration upon the subsequent Involuntary Termination of the Participant's service within any specified period following the effective date of such Change in Control.

(7)           The portion of any Incentive Stock Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

11.2           Outstanding Awards – Other Changes.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.3           No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1           Committee.  The Plan shall be administered by the Compensation Committee of the Board.  The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder.  Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

12.2           Action by the Committee.  A majority of the Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3           Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)           Designate Participants to receive Awards;

(b)           Determine the type or types of Awards to be granted to each Participant;

(c)           Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)           Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)           Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)           Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)           Decide all other matters that must be determined in connection with an Award;

(h)           Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)           Interpret, in a manner consistent with Section 15.14, the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)           Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4           Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5           Delegation of Authority.  To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1           Effective Date.  The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”).  The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2           Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Board.  Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1           Amendment, Modification, And Termination.  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), or (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements, or (v) change the granting corporation or (vi) the type of stock.  Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2           Awards Previously Granted.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant, except as provided in Section 15.14.

ARTICLE 15

GENERAL PROVISIONS

15.1           No Rights to Awards.  No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2           No Stockholders Rights.  No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3           Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan.  The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4           No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5           Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation and is not subject to ERISA.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6           Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7           Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8           Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9           Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10           Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12           Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended (the “Securities Act”), any of the shares of Stock paid pursuant to the Plan.  If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13           Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the State’s conflict of law rules, except where the context requires the laws of a particular jurisdiction to be applied.)

15.14           409A Compliance.  It is the intention of the Board that the Plan comply with the Section 409A Rules and the Committee and Board shall exercise discretion in granting Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Share Units, Dividend Equivalents, Stock Payout Awards, Deferred Stock, Restricted Stock Units, Performance Bonus Awards, Performance-Based Awards, and other Stock-Based Awards, accordingly.  The Plan and any grant of an Award under the Plan may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409 Rule.

15.15           Reporting.  The Company will provide grantees who are awarded Incentive Options with statements in accordance with Section 6039(a) of the Code and will file a return with the Internal Revenue Service with respect to grantees who are awarded Incentive Options in accordance with Section 6039(a)(1) of the Code.  The Company will provide grantees who are awarded Nonqualified Options with a statement containing the information set forth in Treasury Regulation Section 1.61-14(c)(3).

15.16           Clawback.  The Committee shall, in all appropriate circumstances and in accordance with guidance issued by the U.S. Securities and Exchange Commission, require reimbursement of any annual incentive payment including Incentive Options and Nonqualified Options to an executive officer where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the U.S. Securities and Exchange Commission; and (ii) a lower payment would have been made to the executive based upon the restated financial results.  In each such instance, the Committee shall, to the extent practicable and in a manner consistent with Section 409A of the Code, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the three year period preceding the accounting restatement exceeded the lower payment that would have been made based on the restated financial results.  For purposes of this policy, the term “executive officer” means any officer who has been designated an executive officer by the Board.

ANNEX C

PHARMACYCLICS, INC
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated on August 8, 2006)
(As Further Amended and Restated on October 9, 2008)
(As Further Amended and Restated on October 25, 2011)

I.	PURPOSE

This Pharmacyclics, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Corporation and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Corporation through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

II.	DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

Board means the Board of Directors of the Corporation.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means shares of the Corporation’s common stock.

Corporate Affiliate means any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Time.

Corporation means Pharmacyclics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Pharmacyclics, Inc. which shall by appropriate action adopt the Plan.

Effective Time means the time at which the Underwriting Agreement for the initial public offering of the Common Stock is executed and finally priced.  The initial offering period under the Plan shall start at the time of such execution and pricing of the Underwriting Agreement.  Any Corporate Affiliate which becomes a Participating Corporation in the Plan after such Effective Time shall designate a subsequent Effective Time with respect to its employee Participants.

Eligible Earnings means the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus (ii) any pre tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit sharing distributions and other incentive type payments. However, Eligible Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

Eligible Employee means any person who is on a regular basis expected to work more than twenty (20) hours per week for more than five (5) months per calendar year for the Corporation or any other Participating Corporation as an employee for earnings considered wages under Section 3121(a) of the Code.

Entry Date means the date an Eligible Employee first joins the offering period in effect under the Plan.  The earliest Entry Date under the Plan shall be the Effective Time.

Fair Market Value means, for the Effective Time at which the initial offering period under the Plan begins, the price per share at which the Common Stock is to be sold in the initial public offering of the Common Stock pursuant to the Underwriting Agreement.  For any subsequent date under the Plan on which the Common Stock is registered under Section 12(g) of the 1934 Act and traded on the open market, Fair Market Value means the closing selling price per share of the Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time traded or, if not traded on any securities exchange, the closing selling price per share of the Common Stock on such date, as reported on the Nasdaq National Market. If there are no sales of the Common Stock on such day, then the closing selling price per share on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value.

1933 Act means the Securities Act of 1933, as amended.

1934 Act means the Securities Exchange Act of 1934, as amended.

Participant means any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

Participating Corporation means the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.  The Participating Corporations in the Plan, as of the Effective Time, are listed in attached Schedule A.

Plan Administrator shall have the meaning given such term in Article III.

Restatement Date means the first business day of November 2009, which is the first day of the offering period commencing after the amendment and restatement of the Plan on October 9, 2008.

Semi Annual Entry Date means the first business day of May and November each calendar year within an offering period in effect under the Plan.  The earliest Semi-Annual Entry Date under the Plan shall be the Effective Time.

Semi Annual Period of Participation means each semi-annual period for which the Participant actually participates in an offering period in effect under the Plan.  There shall be a maximum of four (4) semi-annual periods of participation within each offering period.  The first such semi-annual period (which may actually be more or less than six (6) months for the initial offering period) shall extend from the Effective Time through the last business day in April 1996.  Subsequent semiannual periods shall be measured from the first business day of November to the last business day of April and from the first business day of May to the last business day of October.

Semi Annual Purchase Date means the last business day of April and October each calendar year on which shares of Common Stock are automatically purchased for Participants under the Plan.  The initial Semi Annual Purchase Date shall be April 30, 1996.

III.	ADMINISTRATION

The Plan shall be administered by a committee of two (2) or more non-employee Board members appointed by the Board (the “Plan Administrator”).  The Plan Administrator shall have sole and exclusive authority to administer the Plan, interpret and construe any provision of the Plan and adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423.  Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

IV.	OFFERING PERIODS

A.           Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Subsection A of Article IX or Subsection B of Article X.

B.           Each offering period shall have a maximum duration of twenty four (24) months, except that the first offering period may have a duration of twenty seven (27) months.  The duration of each offering period shall be designated by the Plan Administrator prior to the start date.  However, the initial offering period shall run from the Effective Time to the last business day of October 1997.  The next offering period shall commence on the first business day of November 1997, and subsequent offering periods shall commence as designated by the Plan Administrator.  On and after the Restatement Date, if the Fair Market Value of a share of Common Stock on any Semi-Annual Purchase Date (except the final scheduled Semi-Annual Purchase Date of the offering period) is lower than the Fair Market Value of a share of Common Stock on the first day of the offering period in which the Semi-Annual Purchase Date occurs, then the offering period in progress shall end immediately following the close of trading on such Semi-Annual Purchase Date, and a new offering period shall begin on the next subsequent business day of May or November, as applicable, and shall extend for a twenty-four (24) month period ending on the last business day of April or October, as applicable; and, subsequent offering periods shall commence on the first business day of May or November, as applicable, immediately following the end of the previous offering period and shall extend for a twenty-four (24) month period ending on the last business day of April or October, as applicable.

C.           The Participant shall be granted a separate purchase right for each offering period in which he or she participates.  The purchase right shall be granted on the Entry Date on which such individual first joins the offering period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of April and October of each year.  Accordingly, each purchase right may be exercised up to two (2) times each year it remains outstanding.

D.           No purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S 8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

E.           The Participant’s acquisition of Common Stock under the Plan on any Semi Annual Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Semi Annual Purchase Date, whether within the same or a different offering period.

V.	ELIGIBILITY AND PARTICIPATION

A.           Each Eligible Employee of a Participating Corporation shall be eligible to participate in the Plan in accordance with the following provisions:

-           An individual who is an Eligible Employee on the start date of the initial offering period under the Plan shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi Annual Entry Date within that offering period on which he/she remains an Eligible Employee.  The date on which such individual first joins the offering period shall be deemed to be such individual’s Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the initial offering period.

-           An individual who is an Eligible Employee on the start date of any subsequent offering period shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi Annual Entry Date within that offering period on which he/she remains an Eligible Employee.  The date on which such individual first joins the offering period shall become such individual’s Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

-           An individual who first becomes an Eligible Employee after the start date of any offering period under the Plan may enter that offering period on the first Semi Annual Entry Date within such offering period on which he/she is an Eligible Employee or on any subsequent Semi Annual Entry Date within such offering period on which he/she remains an Eligible Employee.  Such Semi Annual Entry Date shall become such individual’s Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

B.           In order to participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date.  However, for each Participant whose Entry Date is deemed to be the start date of the initial offering period, the requisite enrollment forms must be filed within ten (10) business days following such start date; otherwise, the Entry Date for that Participant shall be the first Semi Annual Entry Date following the filing of such enrollment forms.  Once an Eligible Employee becomes a Participant, he shall be automatically enrolled at the same terms for a subsequent offering period, unless he advises the Plan Administrator, in a time and manner to be determined by the Plan Administrator, that he desires to modify his election.

C.           The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Eligible Earnings paid to the Participant during each Semi Annual Period of Participation within the offering period, up to a maximum of ten percent (10%); provided, however, that on and after the Restatement Date, the payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Eligible Earnings paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of twenty percent (20%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

-           The Participant may, at any time during a Semi Annual Period of Participation, reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator.  Prior to the Restatement Date, the Participant may not effect more than one (1) such reduction per Semi-Annual Period of Participation.  For the avoidance of doubt, on and after the Restatement Date, the Participant may reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator, without limitation as to the maximum number of reductions allowed.

-           The Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the offering period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator.  The new rate (which may not exceed the ten percent (10%) maximum prior to the Restatement Date, or twenty percent (20%) maximum on and after the Restatement Date) shall become effective as of the first day of the first Semi Annual Period of Participation following the filing of such form.

D.           Payroll deductions will automatically cease upon the termination of the Participant’s purchase right in accordance with the applicable provisions of Section VII below.

E.           If a Participant receives a hardship distribution from the Corporation’s qualified cash or deferred arrangement, such Participant shall cease participation in the Plan and shall be unable to resume participation in the Plan until the later of six months from the date of the hardship distribution or such later date as provided in the Corporation’s qualified cash or deferred arrangement.

VI.	STOCK SUBJECT TO PLAN

A.           The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market.  The total number of shares which may be issued under the Plan shall not exceed 1,500,000 shares (subject to adjustment under Section VI.B below).

B.           In the event any change is made to the Corporation’s outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable in the aggregate over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any one (1) Semi Annual Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII.	PURCHASE RIGHTS

Each Eligible Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such offering period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

A.           Purchase Price.  Common Stock shall be purchasable on each Semi Annual Purchase Date within the offering period at a purchase price equal to eighty five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share on that Semi Annual Purchase Date.

B.           Number of Purchasable Shares.  The number of shares purchasable per Participant on each Semi Annual Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semi Annual Period of Participation ending with that Semi Annual Purchase Date (together with any carryover deductions from the preceding Semi Annual Period of Participation) by the purchase price in effect for the Semi Annual Purchase Date (as determined in accordance with Subsection A above). However, the maximum number of shares of Common Stock purchasable per Participant on any Semi-Annual Purchase Date shall not exceed One Thousand (1,000) shares, subject to periodic adjustment under Section VI.B; provided, however, on and after the Restatement Date, the maximum number of shares of Common Stock purchasable per Participant on any Semi-Annual Purchase Date shall not exceed Ten Thousand (10,000) shares, subject to periodic adjustment under Section VI.B.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Corporate Affiliates.

C.           Payment.  Payment for Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions.  Such deductions shall begin with the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period.  However, for each Participant whose Entry Date is deemed to be the start date of the initial offering period, payroll deductions shall begin with the first pay day occurring more than five (5) days after his/her filing of the requisite enrollment forms.  The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the outstanding balance credited to such account.  The amounts collected from a Participant will not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

D.           Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

-           A Participant may, at any time on or before the fifth (5th) business day preceding the next Semi Annual Purchase Date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate).  No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi Annual Period of Participation in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the Semi Annual Purchase Date immediately following such termination.  If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

-           The termination of such purchase right shall be irrevocable, and a Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted.  In order to resume participation in any subsequent offering period, such individual must re enroll in the Plan (by making a timely filing of a new stock purchase agreement and enrollment form) on or before the date he or she is first eligible to join the new offering period.

-           Should a Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then such Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs shall be paid to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Subsection I of this Article VII, as soon as reasonably practicable, and such Participant’s purchase right shall be automatically terminated.

E.           Stock Purchase.  Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions in Subsection D above) on each Semi Annual Purchase Date.  The purchase shall be effected by applying each Participant’s payroll deductions for the Semi Annual Period of Participation ending on such Semi Annual Purchase Date (together with any carryover deductions from the preceding Semi Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares imposed under Subsection B of this Article VII) at the purchase price in effect for that Semi Annual Purchase Date.  Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next Semi Annual Purchase Date.  However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semi Annual Purchase Date shall be promptly refunded to the Participant.

F.           Proration of Purchase Rights.  Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

G.           Rights as Stockholder.  A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan.  No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

A Participant shall be entitled to receive, as soon as practicable after each Semi Annual Purchase Date, a stock certificate for the number of shares purchased on the Participant’s behalf.  Such certificate may, upon the Participant’s request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship.  Alternatively, the Participant may request the issuance of such certificate in “street name” for immediate deposit in a Corporation designated brokerage account.

H.           Assignability.  No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant’s death or pursuant to a divorce or a domestic relations order or as otherwise required by law, and during the Participant’s lifetime the purchase right shall be exercisable only by the Participant.

I.           Beneficiary Designation.  A Participant may file a written beneficiary designation indicating the person entitled to receive any shares purchased or purchasable on the Participant’s behalf at the time of his/her death or to obtain a cash refund of any existing payroll deductions held on the deceased Participant’s behalf under the Plan.  Such beneficiary designation may be changed by the Participant at any time by filing the appropriate form with the Plan Administrator.  In the event there is no validly designated beneficiary under the Plan living at the time of the Participant’s death, the Corporation shall deliver such shares and/or cash refund to the executor or administrator of the Participant’s estate or, if (to the knowledge of the Corporation) no such executor or administrator has been appointed, the Corporation shall deliver such shares and/or cash refund to the Participant’s spouse or if no spouse is living, to the children of the Participant in equal shares.

J.           Change in Ownership.  Should any of the following transactions (a “Change in Ownership”) occur during the offering period:

-           a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

-           the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

-           any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then all outstanding purchase rights under the Plan shall automatically be exercised, immediately prior to the effective date of such Change in Ownership, by applying the payroll deductions of each Participant for the Semi Annual Period of Participation in which such Change in Ownership occurs to the purchase of whole shares of Common Stock at eighty five percent (85%) of the lower of (i) the Fair Market Value of the Common Stock on the Participant’s Entry Date into the offering period in which such Change in Ownership occurs or (ii) the Fair Market Value of the Common Stock immediately prior to the effective date of such Change in Ownership. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Ownership, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

VIII.	ACCRUAL LIMITATIONS

A.           No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or its Corporate Affiliates, would otherwise permit such Participant to purchase more than Twenty Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.           For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

-           The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi Annual Period of Participation for which the right remains outstanding.

-           No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value on the date or dates of grant) for each calendar year during which one (1) or more of those purchase rights were at any time outstanding.

-           If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi Annual Period of Participation, then the payroll deductions which the Participant made during that Semi Annual Period of Participation with respect to such purchase right shall be promptly refunded.

C.           The Twenty-Five Thousand Dollar ($25,000) limitation described in this Article VIII is an annual limitation with no carry-forward from prior years.

D.           In the event there is any conflict between the provisions of this Article VIII and one (1) or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.	AMENDMENT AND TERMINATION

A.           The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi Annual Period of Participation.  However, the Board may not, without the approval of the Corporation’s stockholders:

-           materially increase the maximum number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one (1) Semi Annual Purchase Date, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Corporation’s capital structure pursuant to Subsection B of Article VI; or

-           alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan; or

-           materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan; or

-           change the granting corporation or the stock available for purchase.

B.           The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi Annual Period of Participation.  Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety.  No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

X.	GENERAL PROVISIONS

A.           The Plan was adopted by the Board on August 2, 1995 and became effective at the Effective Time.  On September 11, 1997 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 50,000 shares and the increase was approved by the stockholders at the 1997 Annual Meeting; on October 31, 2001 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares and the increase was approved by the stockholders at the 2001 Annual Meeting; and on September 18, 2002 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares and the increase was approved by the stockholders at the 2002 Annual Meeting; on August 8, 2006 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares and the increase was approved by the stockholders at the 2006 Annual Meeting; and on October 9, 2008 the Plan was amended and restated by the Board to increase the maximum number of shares by 300,000 shares and to effect certain other amendments to the Plan and the increase and certain other amendments were approved by the stockholders at the 2008 Annual Meeting.

B.           The Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, or (ii) the date the Corporation terminates the Plan.

C.           All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

D.           Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Corporate Affiliates for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

E.           The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict of laws rules, except where the context requires the laws of a particular jurisdiction to be applied.

Schedule A

Corporations Participating in
Employee Stock Purchase Plan
   As of the Effective Time

Pharmacyclics, Inc.

ANNEX D

PHARMACYCLICS, INC. 995 EAST ARQUES AVENUE SUNNYVALE CA 94085
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
______ ______ ______ ______ ______ ______
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1	1 OF 2 1 1

CONTROL # →	000000000000
NAME

THE COMPANY NAME INC. - COMMON
THE COMPANY NAME INC. - CLASS A
THE COMPANY NAME INC. - CLASS B
THE COMPANY NAME INC. - CLASS C
THE COMPANY NAME INC. - CLASS D
THE COMPANY NAME INC. - CLASS E
THE COMPANY NAME INC. - CLASS F
THE COMPANY NAME INC. - 401 K
SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
1.	Election of Directors
Nominees

	01 Robert F. Booth, Ph.D. 06 David D. Smith, Ph.D.	02 Robert W. Duggan 07 Richard van den Broek	03 Eric H. Halvorson	04 Roy C. Hardiman		05 Minesh P. Mehta, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.					For	Against	Abstain

2	to amend the Company's Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock from 100,000,000 to 150,000,000.				☐	☐	☐

3
to amend the Company’s 2004 Equity Incentive Award Plan (the "2004 Plan") to increase the total number of shares of common stock authorized for issuance over the term of the 2004 Plan by an additional 2,000,000 shares.
					☐	☐	☐

4
to amend the Company's Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") to increase the maximum number of shares available for issuance under the Employee Stock Purchase Plan by an additional 500,000 shares.
					☐	☐	☐

5	to approve an advisory resolution regarding the compensation of the Company's named executive officers.				☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:
					1 year	2 years	3 years
6	to vote, on an advisory basis, on the frequency at which the Company should include an advisory vote regarding the compensation of the Company's named executive officers in its proxy statements.				☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
					For	Against	Abstain
7	to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012.				☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 10K/Proxy Statement is/are available at www.proxyvote.com.

PHARMACYCLICS, INC. Annual Meeting of Stockholders December 15, 2011 1:30 PM This proxy is solicited by the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and appoints Robert W. Duggan and Rainer M. Erdtmann, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Pharmacyclics, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting Of Stockholders of the Company to be held at the Company’s facility, 999 East Arques Avenue, Sunnyvale, CA 94085 on Thursday, December 15, 2011 at 1:30 p.m. (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

Continued and to be signed on reverse side